THE SAVINGS PLAN FOR EMPLOYEES OF FIRST BRANDS CORPORATION

 AND ITS PARTICIPATING SUBSIDIARIES

 Effective July 1, 1989

 Restated January 1, 1997



 ARTICLE I

 DEFINITIONS

                                                       Page

1.1     "Accounts" or "Account"                         2

1.2     "Actual Deferral Percentage"                    2

1.3     "Affiliate"                                     2

1.4     "Alternate Payee"                               2

1.5     "Basic Contribution"                            3

1.6     "Before Tax Contribution"                       3

1.7     "Beneficiary"                                   3

1.8     "Code"                                          3

1.9     "Committee"                                     3

1.10     "Company"                                      3

1.11     "Company Contribution"                         3

1.12     "Company Service Credit"                       3

1.13     "Compensation"                                 3

1.14     "Contribution Percentage"                      5

1.15     "Credited Service"                             5

1.16     "Disability"                                   5

1.17     "Domestic Relations Order"                     6

1.18     "Earnings"                                     6

1.19     "Eligible Employee"                            8

1.20     "Employee"                                     8

1.21     "Employer"                                     8

1.22     "ERISA"                                        8

1.23     "Excess Aggregate Contributions"               8

1.24     "Excess Contributions"                         8

1.25     "Excess Deferral Amount"                       8

1.26     "Highly Compensated Participant"               9

1.27     "Key Employee"                                 9

1.28     "Normal Retirement Date"                      10

1.29     "Participant"                                 10

1.30     "Plan"                                        10

1.31     "Plan Year"                                   11

1.32     "Qualified Domestic Relations Order"          11

1.33     "Subsidiary"                                  11

1.34     "Supplemental Contribution"                   11

1.35     "Tax Preferred Account"                       11

1.36     "Termination of Employment"                   11

1.37     "Trust Agreement"                             11

1.38     "Trust Fund"                                  11

1.39     "Trustee"                                     11

1.40     "Valuation Date"                              12



 ARTICLE II

 PARTICIPATION, CONTRIBUTIONS AND VESTING



2.1     Participation                                  13

2.2     Exclusions                                     13

2.3     Participant Contributions                      14

2.4     Company Contributions                          15

2.5     Supplemental Contributions                     15

2.6     Rollovers                                      16

2.7     Revocation of Compensation Reduction           17



 ARTICLE III

 INVESTMENT AND VALUATION OF TAX DEFERRED ACCOUNTS



3.1     General                                        18

3.2     Investment Options                             18

3.3     Investment Manager                             18

3.4     Temporary Investment                           18

3.5     Change of Investments                          19

3.6     Instructions By a Participant                  19

3.7     Valuation of Accounts                          20

3.8     Statements Furnished Participants              21



 ARTICLE IV

 DISTRIBUTIONS, WITHDRAWALS AND LOANS



4.1     Distribution on Termination of Employment      22

4.2     Rehire Prior to Distribution                   26

4.3     Commencement of Benefits                       26

4.4     Withdrawal by Participant During Employment    26

4.5     Withdrawal From Standard Investment Account    28

4.6     Loans                                          29

4.7     Repayment                                      30



 ARTICLE V

 LIMITATION ON MAXIMUM CONTRIBUTIONS AND BENEFITS

 UNDER ALL PLANS



5.1     General                                        32

5.2     Affiliate                                      32

5.3     Limitation Year                                32

5.4     Annual Additions                               32

5.5     Limits on Before Tax Contributions             33

5.6     Limits on Contributions to

         Standard Investment Account                   38

5.7     Distribution of Excess Deferrals               41

5.8     Distribution of Excess Contributions           41

5.9     Distribution of Excess Aggregate Contributions 42

5.10    Defined Benefit and Defined Contribution Plans 44

5.11    Aggregation of Defined Contribution Plans      44

5.12    Defined Contribution Plan Limitation           44

5.13    Defined Contribution Plan Fraction

         Determination                                 44

5.14     Defined Benefit Plan Fraction Determination   45

5.15     Combined Limitation                           45

5.16     Alternative Method                            46

5.17     Participation in Multiple Plans               46

5.18     Notice of Reduction                           47



 ARTICLE VI

 TOP-HEAVY RULES



6.1     Top-Heavy Plan                                 48

6.2     Minimum Contributions for Non-Key Employees    50

6.3     Vesting                                        51

6.4     Reduction in Combined Limitation               51

6.5     Coordination With Other Plans                  51

6.6     Automatic Removal                              51



 ARTICLE VII

 TRUST



7.1     Trustee                                        52

7.2     Trust Expenses                                 52



 ARTICLE VIII

 ADMINISTRATION



8.1     Administrative Committee                       53

8.2     Limitation of Liability; Indemnity             53

8.3     Compensation and Expenses                      54

8.4     Voting, Chairmen, Subcommittees                54

8.5     Payment of Benefits                            55

8.6     Powers and Authority; Action Conclusive        55

8.7     Counsel and Agents                             57

8.8     Reliance on Information                        57

8.9     Fiduciaries                                    57

8.10     Plan Administrator                            59

8.11     Notices and Elections                         59

8.12     Taxes Payable by Trustee                      59

8.13     Credited Service                              59

8.14     Company Service Credit                        61



 ARTICLE IX

 AMENDMENT, TERMINATION, ADOPTION AND MERGER



9.1     Modification or Amendment of Plan              63

9.2     Termination of Plan or Discontinuance

         of Contributions                              63

9.3     Expenses of Termination                        64

9.4     Amendments Required for Qualification          64

9.5     Adoption of Plan by Employers                  64

9.6     Discontinuance of Participation                66

9.7     Merger                                         67



 ARTICLE X

 MISCELLANEOUS



10.1     Claims Procedure                              68

10.2     Plan Not an Employment Contract               68

10.3     Consent to Terms of Plan and Trust Agreement  69

10.4     Transfer of Interest Not Permitted            69

10.5     Obligations of Employers Limited              70

10.6     Separation of Invalid Provisions              70

10.7     Payment to a Minor or Incompetent             70

10.8     Doubt as to Right to Payment                  71

10.9     Forfeiture Upon Inability to Locate

          Distributee                                  71

10.10    Contributions Conditioned on Deductibility    72

10.11    No Diversion of Trust Fund                    72

10.12    Usage                                         73

10.13    Governing Law                                 73

10.14    Captions                                      73





THE SAVINGS PLAN FOR EMPLOYEES OF FIRST BRANDS CORPORATION

AND PARTICIPATING SUBSIDIARIES



INTRODUCTION



     This Plan is established by First Brands Corporation,

a Delaware corporation, for the exclusive benefit of its

eligible employees and their beneficiaries and the eligible

employees and their beneficiaries of any company, partnership or other entity adopting this Plan. Participation in this

Plan by employees is entirely voluntary. The Plan has also

been referred to as the "FIRST Plan" in the Summary Plan

Description and other Plan literature distributed to C

ompany Employees.



ARTICLE I DEFINITIONS



     As used in this Plan, the following terms shall have

the designated meaning:



1.1.     "Accounts" or "Account" shall mean the Tax

Preferred Account and the Standard Investment Account.



1.2.     "Actual Deferral Percentage" shall mean, with

respect to a specified group of Eligible Employees, the

 average of the ratios, calculated separately for each

Eligible Employee in that group, of



          (a)     the amount of Before Tax Contributions

for a Plan Year to



          (b)     the Employee's Compensation for that Plan Year.

     For purposes of determining the Actual Deferral

Percentage; the data for the non-highly compensated

employees shall be derived from the Plan Year preceding

the Plan Year for which the test is being determined,

unless the Committee elects to use the current Plan Year.



     1.3     "Affiliate" shall mean, except as otherwise

provided in Article V, each of (a) any corporation (other

than an Employer) of which at least 80% of the total

combined voting power of all classes of stock entitled to

vote is owned at the time of reference, either directly or

indirectly, by the Company; (b) any other trade or business

(other than an Employer), whether or not incorporated,

which, at the time of reference, is controlled by or under

common control with an Employer, within the meaning of

section 414(C) of the Code; or (c) any member (other than

an Employer), at the time of reference, of an affiliated

service group within the meaning of section 414(m) of the

Code, which includes an Employer.



     1.4     "Alternate Payee" shall mean any spouse,

former spouse, child or other dependent of a Participant

who is recognized by a Domestic Relations Order as having

a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.



     1.5     "Basic Contribution" shall mean a contribution

made to a Participant's Standard Investment Account pursuant to Section 2.3 of this Plan.



     1.6     "Before Tax Contribution" shall mean a contribution

to a Participant's Tax Preferred Account made pursuant to

Section 2.3 of this Plan.



     1.7     "Beneficiary" shall mean the person, persons

or estate entitled under Section 4.1.3 to receive any amount under this Plan in the event of a Participant's death.



     1.8     "Code" shall mean the Internal Revenue Code of

1986, as from time to time amended.  Reference to a specific provision of the Code shall include such provision, any

valid regulation promulgated thereunder and any comparable

provision of future legislation that amends, supplements or

supersedes such provision.



     1.9     "Committee" shall mean the Administrative

Committee provided for in Article VIII of this Plan.



     1.10     "Company" shall mean First Brands Corporation,

a Delaware corporation, and any successor thereof by merger,

consolidation or otherwise.



     1.11     "Company Contribution" shall mean a contribution

to a Participant's Tax Preferred Account or Standard

Investment Account made pursuant to Section 2.4 of this Plan.



     1.12     "Company Service Credit" shall mean the period

of service determined under Section 8.14 of this Plan.



     1.13     "Compensation" shall mean a Participant's

regular, basic hourly rate of pay or salary for his/her

regularly scheduled hours, determined prior to any reduction in such hourly rate of pay or salary for Before Tax Contributions,

Basic Contributions, or Supplementary Contributions to this

Plan.  For purposes of this Plan, a Participant's regular, basic hourly rate of pay or salary shall include any shift premium paid to such Participant and shall include sales bonuses,

and sales commissions if authorized by the Committee.

Compensation, for purposes of this Plan, shall be limited

to a maximum of $200,000, as adjusted by the Secretary of

the Treasury or his delegate at the same time and in the same manner as under section 415(d) of the Internal Revenue Code.

If the $200,000 limitation (as adjusted) is exceeded due to

the application of this rule, then such limitation shall be

prorated among the affected individual's Compensation as

determined without regard to this limitation.  The dollar

increase in effect on January 1 of any calendar year shall

be effective for the Plan Year beginning with or within such calendar year and the first adjustment to the $200,000

limitation shall be effective on January 1, 1990.  For any

short Plan Year the annual compensation limit shall be an

amount equal to the annual compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio

obtained by dividing the number of full months in the short

Plan Year by twelve (12).



In addition to other applicable limitations set forth in the

Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1,

1994, the Compensation of each Employee taken into account

under the Plan shall not exceed the Omnibus Budget
Reconciliation

Act of 1993 (OBRA '93) annual compensation limit.  The

OBRA '93 annual compensation limit is $150,000, as adjusted

by the Commissioner of the Internal Revenue Service for

increases in the cost of living in accordance with

section 401(a)(17)(B) of the Code.  The cost-of-living

adjustment in effect for a calendar year applies to any

period, not exceeding 12 months, over which Compensation

is determined (determination period) beginning in such

calendar year.  If a determination period consists of

fewer than 12 months, the OBRA '93 annual compensation

limit will be multiplied by a fraction, the numerator of

which is the number of months in the determination period,

and the denominator of which is 12.



For Plan Years beginning on or after January 1, 1994,

any reference in this Plan to the limitation under

section 401(a)(17) of the Code shall mean the OBRA '93

annual compensation limit set forth in this provision.



If Compensation for any prior determination period is

taken into account in determining an Employee's benefits

accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination

period.  For this purpose, for determination periods

beginning before the first day of the first Plan Year

beginning on or after January 1, 1994, the OBRA '93 annual

compensation limit is $150,000.



     1.14     "Contribution Percentage" means, with respect

to a specified group of Eligible Employees, the average of

the ratios, calculated separately for each Eligible Employee in that group, of:



          (a)     the amount of Basic Contributions and Company

Contributions for a Plan Year to



          (b)     the Eligible Employee's Compensation for

that Plan Year.



     1.15     "Credited Service" shall mean the period of

service credited to an Employee for purposes of determining

his/her share of Company Contributions made pursuant to

Section 2.4 of the Plan and his/her eligibility to participate in this Plan, as determined under Section 8.13 of this Plan.



     1.16     "Disability" shall mean a Participant's total

physical or mental inability to perform any work for

compensation or profit in any occupation for which he/she

is reasonably qualified by reason of training, education

or ability, and which is adjudged to be permanent, as

determined by the Committee on the basis of medical evidence satisfactory to it.



     1.17     "Domestic Relations Order" shall mean any

judgment, decree, or order (including approval of a

property Settlement agreement) which is (a) related to

the provision of child support, alimony payments, or

marital property rights to a spouse, former spouse, child

or other dependent of a Participant, and (b) made pursuant

to a state domestic relations law (including a community

property law).



     1.18     "Earnings" for any Limitation Year means

total compensation actually paid or made available by the

Company and its Affiliates for such year, including, but

not limited to, bonuses, income from sources without the

United States whether or not excludable for federal income

tax purposes, amounts related to the value of property

transferred in connection with the performance of services

which are includable for federal income tax purposes under

Code section 83(b), and taxable income attributable to

employer-provided life insurance.  Earnings shall not

include deferred compensation (other than payments under

an unfunded plan that are Currently includable in income),

amounts realized from the exercise of a non-qualified stock

option or a stock appreciation right, exercise payments

under a stock option plan, amounts contributed on behalf

of a Participant to a plan which meets the requirements of

Code sections 401(a) and 401(k), or other distributions which receive special tax benefits.  Compensation, for purposes of this Plan, shall be limited to a maximum of $200,000, as

adjusted by the Secretary of the Treasury or his delegate at the same time and in the same manner as under section 415(d)

of the Internal Revenue Code.  In determining the Compensation of a Participant for purposes of this limitation, the rules

of Code section 414(q)(6) shall apply, except that in applying such rules the "family" shall only include the spouse and

lineal descendants of the Participant that have not attained age 19 before the close of the year.  If the $200,000 limitation

(as adjusted) is exceeded due to the application of this rule,

then such limitation shall be prorated among the affected

individual's Compensation as determined without regard to this limitation.  The dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year and the first adjustment to the $200,000 limitation shall be effective on January 1, 1990.

For any short Plan Year the annual compensation limit shall

be an amount equal to the annual compensation limit for the

calendar year in which the Plan Year begins multiplied by

the ratio obtained by dividing the number of full months

in the short Plan Year by twelve (12).



In addition to other applicable limitations set forth in

the Plan, and notwithstanding any other provision of the

Plan to the contrary, for Plan Years beginning on or

after January 1, 1994, the Compensation of each Employee

taken into account under the Plan shall not exceed the

OBRA '93 annual compensation limit.  The OBRA '93 annual

compensation limit is $150,000, as adjusted by the

Commissioner for increases in the cost of living in

accordance with section 401(a)(17)(B) of the Code.  The

cost-of-living adjustment in effect for a calendar year

applies to any period, not exceeding 12 months, over which

Compensation is determined (determination period)

beginning in such calendar year.  If a determination

period consists of fewer than 12 months, the OBRA '93

annual compensation limit will be multiplied by a fraction,

the numerator of which is the number of months in the

determination period, and the denominator of which is 12.



For Plan Years beginning on or after January 1, 1994, any

reference in this Plan to the limitation under

section 401(a)(17) of the Code shall mean the OBRA '93

annual compensation limit set forth in this provision.



If Compensation for any prior determination period is

taken into account in determining an Employee's benefits

 accruing in the current Plan Year, the Compensation for

that prior determination period is subject to the OBRA '93

annual compensation limit in effect for that prior

determination period.  For this purpose, for determination

periods beginning before the first day of the first Plan

Year beginning on or after January 1, 1994, the OBRA '93

annual compensation limit is $150,000.



     1.19     "Eligible Employee" shall mean any Employee,

other than an Employee who is a member of a class of

Employees excluded from coverage under this Plan pursuant

to Section 2.2, if such individual is compensated on an

hourly, salaried or commission basis.



     1.20     "Employee" shall mean any individual who,

under the rules applicable in determining the employer-employee relationship for purposes of section 3121 of the Code,

has the status of an employee of an Employer or an Affiliate;

and any officer of an Employer or an Affiliate.



     1.21     "Employer" shall mean (a) the Company, and

(b) any other Subsidiary which has adopted this Plan in

accordance with Section 9.5.



     1.22     "ERISA" shall mean the Employee Retirement

Income Security Act of 1974, as from time to time amended.

Reference to a specific provision of ERISA shall include

such provision, any valid regulation promulgated thereunder

and any comparable provision of future legislation that

amends, supplements or supersedes such provision.



     1.23     "Excess Aggregate Contributions" shall mean

the amount described in Section 401(m)(6)(B) of the Code.



     1.24     "Excess Contributions" shall mean the amount

described in Section 401(k)(8)(B) of the Code.



     1.25     "Excess Deferral Amount" shall mean the

amount of Before Tax Contributions for a calendar year

that the Participant allocates to this plan pursuant to

the procedure set forth in Section 5.7.



     1.26     "Highly Compensated Participant" means an

Employee who:



          (a)     at any time during the Plan Year, or the

preceding Plan Year, was a five-percent owner of the

outstanding stock of the Employer or stock possessing

more than five (5) percent of the total combined voting

power of all stock of one Employer; or



          (b)     for the preceding year:



               (i)  earned more than $80,000 (as adjusted

by the Secretary of the Treasury at the same time and the

same manner as under section 415(d) of the Code) in

compensation (within the meaning of Code section 415(c)(3))

from the Employer; and



              (ii)  if the Employer elects the application

of this subsection, was a member of the top-paid group of

Employees (within the meaning of Sections 414(q)((3) and (5).



     1.27     "Key Employee" shall mean any Employee or

former Employee (and beneficiaries of such employee) of

the Employer who, at any time during the Plan Year including the

Determination Date or during any of the four (4) preceding Plan

Years, is or was:



          (a)     an officer of the Employer or an Affiliate,

but in no event shall more than fifty (50) employees (or if

lesser, the greater of three (3) employees or ten (10)

percent of the employees), be treated as officers.  For

purposes of this subsection (i) an officer shall not

include an employee having an annual compensation less

than or equal to 50% of the amount in effect under

section 415(b)(1)(A) of the Code for the Plan Year;



          (b)     one of the ten (10) employees having annual

compensation from the Employer or an Affiliate of more than

the limitation in effect under section 415(c)(1)(A) of the

Code for the calendar year in which the Plan Year ends who

owns (or is considered as owning in accordance with

applicable regulations of the Secretary of the Treasury)

both more than one-half percent interest and the largest

stock interests in the Employer.  For purposes of this

subsection (b), if two (2) employees have the same interest

in the Employer or Affiliate, the employee having the

greater annual compensation from the Employer or Affiliate

shall be treated as having the larger interest;



          (c)     any employee who owns (or is considered as

owning) more than five (5) percent of the outstanding

stock of the Employer or Affiliate or stock possessing

more than five (5) percent of the total combined voting

power of all stock of the Employer or Affiliate; or



          (d)     any employee who owns (or is considered

as owning) more than one (1) percent of the outstanding

stock of the Employer or Affiliate or stock possessing

more than one (1) percent of the total combined voting

power of all stock of the Employer or Affiliate and

receives compensation of more than $150,000.



For purposes of determining percentage ownership under this

section, employers that would otherwise be aggregated under

sections 414(b), (c) and (m) of the Code shall be treated

as separate employers; however for purposes of determining

compensation under this section, compensation required to

be aggregated under such section shall be taken into

account.  Further, for purposes of this section, "compensation"

shall mean compensation as reported on the individual's

Form W-2 for the calendar year that ends with or within

the applicable Plan Year.



     1.28     "Normal Retirement Date" shall mean a

Participant's 65th birthday.



     1.29     "Participant" shall mean an Eligible

Employee who becomes a Participant in this Plan pursuant to
Section 2.1.



     1.30     "Plan" shall mean The Savings Plan for

Employees of First Brands Corporation and Participating

Subsidiaries, as from time to time in effect.



     1.31     "Plan Year" shall mean the twelve-month

period starting January 1 and ending December 31.



     1.32     "Qualified Domestic Relations Order" shall mean

a qualified domestic relations order as defined in Code section

414(p).



     1.33     "Subsidiary" shall mean (a) any Affiliate

and (b) any other corporation, partnership or other entity,

other than an Employer, 20% or more of which is owned at the time of reference, either directly or indirectly, by the Company.



     1.34     "Supplemental Contribution" shall mean a

contribution made to a Participant's Standard Investment Account or Tax Preferred Account pursuant to Section 2.5 of this Plan.



     1.35     "Tax Preferred Account" shall mean an account

established pursuant to Article III of this Plan.



     1.36     "Termination of Employment" and similar

references shall mean a Participant's ceasing to be employed by an Employer or a Subsidiary for any reason.  A transfer

between employment by an Employer and employment by a

Subsidiary, between employment by Employers or Subsidiaries,

or between employment compensated on a salaried basis and

employment compensated on an hourly basis shall not

constitute a termination of employment.



     1.37     "Trust Agreement" shall mean the agreement

between the Company and the Trustee under which this Plan

is funded, as such agreement may be amended from time to

time.



     1.38     "Trust Fund" shall mean the fund created

by the Trust Agreement.



     1.39     "Trustee" shall mean the trustee or trustees

from time to time designated under the Trust Agreement.



     1.40     "Valuation Date" shall mean each December 31st,

and any other date as of which the Committee, in its sole

discretion, determines the value of all or any portion of

the Trust Fund or determines the Actual Deferral Percentage

of any Employee or any group of Employees.



ARTICLE II

PARTICIPATION, CONTRIBUTIONS AND VESTING



     2.1     Participation.  An Eligible Employee shall become

a Participant in this Plan upon the earlier of:



          (a)  his/her authorizing his/her Employer to

deduct from his/her Compensation for each pay period an

amount determined in accordance with Section 2.3 or

Section 2.5; or



          (b)  the transfer of his/her entire account

under any other plan maintained by an Employer or a

Subsidiary which meets the requirements of sections 401(a)

and 401(k) of the Code to the Trustee for his/her Tax

Preferred Account or Standard Investment Account pursuant

to Section 2.6.



An Eligible Employee shall cease to be a Participant

in this Plan upon the complete distribution to him/her

of his/her Tax Preferred Account and Standard Investment

Account.



     2.2     Exclusions.     (a)  The following employees

are not within the coverage of the Plan:

     (i)     Individuals who perform services for an Employer

as leased employees.  For purposes of this Section 2.2(a)(i)

the term "leased employee" shall mean any individual who:



          (1)  is not an employee of the Employer and who

provides services to Employer;



          (2)  provides services pursuant to an agreement

between an Employer and any other person or entity (hereinafter referred to as "the leasing organization");



          (3)  has performed such services for an Employer

on a substantially full-time basis for a period of at least one year; and



          4) such services are performed under primary direction

or control by the Employer.



     (ii)     Individuals (if any) who are considered by an

Employer to be independent contractors and employees of such independent contractors, but who may be determined for any

other purpose to be employees of an Employer.  The

characterization by an Employer on its books and records of

the relationship of the individual and an Employer shall be

conclusive of the individual's status for purposes of this Plan.



          (b)     The Committee reserves the right to exclude

from coverage as an Eligible Employee any class or classes of

Employees, provided that any such exclusion does not

discriminate in favor of Employees who are shareholders,

officers, or highly compensated, as determined in accordance with Code section 4l0.



     2.3     Participant Contributions.



          2.3.1     A Participant may authorize his/her

Employer to deduct contributions from his/her Compensation.

The deduction from Compensation authorized by a Participant

shall range from 1% to 6%, inclusive, of his/her Compensation,

in multiples of 1%.



          2.3.2     A Participant shall designate the

portions of his/her contribution which shall be pre-tax

("Before Tax Contribution") and post-tax ("Basic Contribution");

provided that each such designation must consist of a

multiple of 1% of the Participant's Compensation.



          2.3.3     Within the limits of this Article II and

Article V, a Participant may, at any time, increase or

decrease the amount to be deducted from his/her Compensation for subsequent pay periods.



     2.4.     Company Contributions.

          2.4.1     At the time Before Tax Contributions are

paid to the Trustee on behalf of a Participant, the Participant's

Employer shall pay to the Trustee as Company Contributions

for such Participant an amount equal to fifty percent (50%)

of the Before Tax Contributions paid to the Trustee on

behalf of such Participant, but in no event shall the Company

Contribution hereunder exceed three percent (3%) of the

Participant's Compensation.



          2.4.2     Company may contribute to the Trust as

Company Contributions such amounts as it may determine from

time to time.  Such amounts shall be allocated among all

Participants who (i) have earned a year of Credited Service

for the fiscal year on account of which any such contribution is made; and (ii) shall not have suffered a Termination of

Service prior to the date the contribution is made.  Such

contributions shall be allocated among qualifying Participants in proportion to their respective Credited Service.

Notwithstanding anything contained herein to the contrary,

the amounts so contributed (i) shall be fully vested; (ii)

may not be distributed to any Participant prior to a

Participant's Termination of Service; (iii) shall be permanently invested in the shares of the Company; and (iv) shall not be subject to the provisions of Section 4.6.1.



     2.5     Supplemental Contributions.



          2.5.1     Subject to the terms of Article V,

Participants who have authorized the maximum allowable

deduction from Compensation for Before Tax Contributions

and Basic Contributions may authorize additional deductions

from their Compensation.  Deductions for Supplemental

Contributions shall range from 1% of the Participant's

Compensation to 10% of the Participant's Compensation, in

multiples of 1%.  The Committee may suspend the right to

authorize Supplemental Contributions, and may raise or reduce the limit or Supplemental Contributions (within the limits of

Articles II and V) at any time.



          2.5.2     A Participant shall designate the portions

of his/her Supplemental Contribution which shall be pre-tax

("Before Tax Contribution") and post-tax ("Basic Contribution");

provided that each such designation must consist of a

multiple of 1% of the Participant's Compensation.



          2.5.3     Within the limits of Article II and

Article V, a Participant may, at any time, increase or decrease the amount to be deducted from his/her Compensation for

Supplemental Contributions.



          2.5.4     Supplemental Contributions shall not be

taken into consideration in determining the Company Contribution to be allocated to any Participant.



     2.6     Rollovers.



          2.6.1  An Employee who has received a distribution of

his entire interest in another plan which meets the

requirements of section 401(a) of the Code (the "Other Plan")

may, in accordance with procedures approved by the Committee,

transfer any part of the distribution received from the Other

Plan to the Trustee, provided the transfer qualifies as a

rollover under section 402(a)(5) of the Code.



     2.6.2  The distributee of an eligible rollover distribution within the meaning of section 402(c)(4) of the Code made on

or after January 1, 1993 may elect to have such distribution paid directly to an eligible retirement plan within the

meaning of section 401(a)(31)(D) of the Code provided the

eligible retirement plan to which the distribution is to be

directly transferred is specified.  The Committee shall,

within a reasonable period of time before making an eligible rollover distribution within the meaning of the Code

section 402(c)(4) to a Participant, provide a written notice as prescribed by section 402(f) of the Code to such Participant.

Such Notice shall describe the conditions under which the

Participant may have the distribution directly transferred

to an eligible retirement plan, and the withholding rules if the distribution is not directly transferred to an eligible

retirement plan.  Such notice shall also describe the conditions under which the distribution will not be subject to tax if

transferred to an eligible retirement plan within 60 days after the date on which the Participant received the distribution.

The Committee shall also notify the Participant of the

Participant's eligibility for any favorable tax treatment.



         2.6.3  The Committee shall develop such procedures,

and may require the furnishing of such information, as it

deems necessary or desirable to determine that the proposed

transfer will meet the foregoing requirements.  Upon approval by the Committee, any amounts transferred shall be credited

to a special Rollover Account.



     2.7     Revocation of Compensation Reduction.



         2.7.1  A Participant may revoke his/her authorization

for a deduction from his/her Compensation for Before Tax

Contributions, Basic Contributions, and Supplemental

Contributions in a time and manner authorized by the

Committee.  If a Participant revokes his/her authorization

for a deduction of his/her Compensation for Before Tax

Contributions or Basic Contributions, the related Company

Contributions will be suspended.



          2.7.2     Authorizations for a deduction from

a Participant's Compensation for Before Tax Contributions,

Basic Contributions, and Supplemental Contributions which

a Participant has revoked may be reinstated by the

Participant in a time and manner authorized by the Committee.

If a Participant reinstates the authorization for a

deduction in his/her Compensation for Before Tax

Contributions or Basic Contributions, the related

Company Contributions will be resumed.



 ARTICLE III

 INVESTMENT AND VALUATION OF TAX DEFERRED ACCOUNTS



     3.1     General.  Before Tax Contributions, related

Company Contributions, and Supplemental Contributions

authorized by a Participant (and designated as Before Tax

Contributions) shall be paid to the Trustee and held in

the Trust Fund in a Tax Preferred Account established for

such Participant.  Basic Contributions, related Company

Contributions, and Supplemental Contributions authorized

by a Participant (and designated as Basic Contributions)

shall be paid to the Trustee and held in the Trust Fund

in a Standard Investment Account established for such

Participant.  Within the Tax Preferred Account and

Standard Investment Account of each Participant there

shall be created sub-accounts (the "Tax Preferred Subaccount and the "Standard Investment Subaccount") to which shall be

credited Company Contributions allocable to the respective

Account, which subaccounts shall be appropriately adjusted

pursuant to the terms of Section 3.13.



     3.2     Investment Options.  Each Participant shall

direct that contributions to his/her Tax Preferred Account

and Standard Investment Account be invested in one or more

of the investment options designated by the Committee from

time to time, in multiples of 1 percent.



    3.3     Investment Manager.  The Administrators, or such

of them to whom such power may be allocated, may appoint an

investment manager or managers, as defined in section 3(38)

of ERISA, to manage (including the power to acquire, invest

and dispose of) any assets of the Plan.



     3.4     Temporary Investment.  Notwithstanding anything

to the contrary in this Section 3.2 of Article III, any monies allocated to any Fund may be invested temporarily in

obligations of a short-term nature, including prime commercial obligations or part interests therein, or in interests in any trust fund that has been or shall be created and maintained

by the Trustee or any other person or entity as trustee for

the collective short-term investment of funds of trusts for

employee benefit plans qualified under Code section 401(a).

Any such earnings paid or accrued shall be applied towards

the payment of cost and expenses of administering the Trust

Fund as set forth in Section 7.2 of Article VII of the Plan.

However, nothing in this Article III shall prevent the Trustee from holding any cash in the Trust Fund pending its investment without obligation to credit interest thereon.



     3.5     Change of Investments.  Subject to the other

provisions of this Article III:



          3.5.1     A Participant may at any time change his/her

investment options currently in effect with respect to

subsequent Before Tax Contributions, Basic Contributions,

related Company Contributions and Supplemental Contributions made to his/her Tax Preferred Account and Standard Investment

Account, subject to the percentage limitations of Section 3.2 of this Plan, by providing written notification on forms

provided therefor.  Any change will be effective in accordance with the Rules of the Committee then pertaining.



          3.5.2     A Participant may elect to redeem his/her

interest, in whole or in part, in any investment option, and reinvest the proceeds therefrom in any other investment option,

subject to the percentage limitations of Section 3.2 of this

Plan. Any election to redeem an investment option will be in accordance with the Rules of the Committee then pertaining.



     3.6     Instructions By a Participant.  A Participant

shall give orders for the investment, reinvestment, sale or

redemption of his/her Accounts, subject to the provisions of this Article III, in accordance with rules and regulations

adopted by the Committee.



          3.7     Valuation of Accounts 3.7.1     On any

Valuation Date the unit values of the investment options shall be equal to the total value of such fund, as determined

pursuant to Section 3.7.2, divided by the number of units in such fund outstanding on such Valuation Date.



         3.7.2     On any Valuation Date, the stock funds

shall be valued at their fair market value on such Valuation

Date, fixed income funds shall be valued at book value plus

accrued interest at the stated rate to such Valuation Date,

and bond funds shall be valued at book value plus accrued

interest to such Valuation Date, determined according to

tables issued by the United States Department of the Treasury,

if applicable.



          3.7.3     On any Valuation Date, prior to the

date on which a Participant has been credited with two

years of Credited Service a Participant's interest in the

Trust Fund shall be equal to the value of his/her Tax

Preferred Account and Standard Investment Account

(determined without reference to the balances in any

Subaccount maintained therein).  On any Valuation Date

after a Participant has been credited with at least two

years of Credited Service, a Participant's vested interest

in the trust fund shall be equal to the value of his/her

Tax Preferred Account and Standard Investment Account

including the balances in all Subaccounts.  The value of a

Participant's Accounts on any Valuation Date shall equal

the greater of zero or the value of his/her Accounts as of

the preceding Valuation Date, increased by:



          (a)     all Before Tax Contributions, Basic

Contributions, related Company Contributions and Supplemental

Contributions allocated to such account since the preceding

Valuation Date; and



          (b)     any income and gains (realized and

unrealized) since the preceding Valuation Date on investment options allocated to his/her Account; and decreased by:



          (c)     any losses (realized and unrealized) since

the preceding Valuation Date on allocated to his/her Account;



         (d)     the amount of any distributions to such

Participant under Section 4.1 and withdrawals by such Participant under Section 4.4 since the preceding Valuation Date; and



          (e)     any expenses, taxes or other amounts charged

to the Trust Fund since the preceding Valuation Date pursuant to Sections 7.2, 8.3, 8.7, 8.12 and 9.3 of this Plan and

allocated to his/her Account.



    3.8     Statements Furnished Participants.  A Participant

shall be furnished a statement of his/her Accounts by the

Company at such times as the Committee shall determine, but

no less frequently than annually.



 ARTICLE IV

 DISTRIBUTIONS, WITHDRAWALS AND LOANS



     4.1     Distribution on Termination of Employment.



          4.1.1     Termination Other Than Death.  Unless the

Participant makes an election under Section 4.1.2 of this Plan,

a Participant whose employment terminates (i) for any reason

(including termination on account of Disability) other than

death and who has completed two years of Credited Service; or

(ii) on or after his Normal Retirement Date shall receive the entire value of his/her Tax Preferred Account and Standard

Investment Account, valued as of the last Valuation Date

preceding his/her termination, in a single-sum payment.  A

Participant who has not completed at least two years of

Credited Service shall receive the value of his/her Tax

Preferred Account (exclusive of the value of his/her Tax

Preferred Subaccount) and his/her Standard Investment

Account (exclusive of the value of his/her Standard Investment

Subaccount).  Subject to Section 4.3, the payment shall be

made to the Participant as soon as his/her employment

terminates as the Committee shall determine to be

administratively practicable.  The value of a Participant's

Tax preferred Subaccount and the value of his/her Standard

Investment Account forfeited shall be used to reduce the

Company contributions under Section 2.4.



          4.1.2     Election of Deferred Single-Sum Payment.

Upon prior written notice to the Committee, given in a

time and manner determined by the Committee, a Participant

who has completed three years of Credited Service and whose

employment terminates for any reason (including termination

on account of Disability) other than death, and whose

Accounts exceed (or have at the time of any prior distribution exceeded) $3,500 or such higher amount as provided by law from time to time, may elect to receive the amount payable hereunder to him/her in a single-sum payment on any date following his/her termination of employment; provided, however, that such date shall not be later than his/her 65th birthday (unless

termination is by reason of retirement on or after attaining his/her Normal Retirement Date, in which case the date shall not be later than attaining age 70-1/2).  A Participant who

makes an election to defer receipt of his/her benefit under

this Section 4.1.2 may change his/her Investment Options

during such deferral period in accordance with the terms of

the Plan.  If a Participant who makes an election under this

Section 4.1.2 dies after his/her termination of employment

but prior to the date he/she elected to receive the amount

payable hereunder, the election made under this Section 4.1.2 shall be disregarded, the Participant shall be deemed to

have terminated his/her employment on account of death and

the amount payable hereunder, valued as of the last Valuation

Date preceding the Participant's death, shall be paid to

his/her Beneficiary in accordance with Section 4.1.3.



          4.1.3     Termination on Death.  If a Participant's

employment terminates on account of the Participant's death,

the value of the Participant's Accounts, valued as of the

last Valuation Date preceding the Participant's death, shall be paid in a lump sum to the Participant's surviving spouse,

unless the Participant has selected a Beneficiary or

Beneficiaries in such manner as the Committee shall require

and such spouse has consented to the designation of the

Beneficiary or Beneficiaries.  No consent under this

Section 4.1.3 shall be effective unless either (i) such

consent is in writing, cannot be changed without spousal

consent or the consent of the spouse expressly permits

designations by the Participant without the requirement of

further consent by the spouse, the terms of such consent

acknowledge its effect, the execution of such consent is

witnessed by a person representing the Plan or a notary

public, as the Committee may determine, and such consent

otherwise complies with such rules as the Committee may

adopt; or, (ii) it is established to the satisfaction of

the Committee that the required consent cannot be obtained

because the Participant does not have a spouse, because

the spouse cannot be located, or because of such other

circumstances as the Secretary of the Treasury may prescribe by regulations.  Any consent by a spouse (or establishment

that the consent of a spouse cannot be obtained) shall only

be effective with respect to such spouse.



If a Participant's spouse has consented to a designation of

a Participant's Beneficiary or Beneficiaries and either

(a) the Participant has not effectively designated a

Beneficiary; or (b) the Beneficiary designated has not

survived the Participant and no alternative designation

of Beneficiary shall be effective, then the Participant's

Beneficiary shall be the estate of the deceased Participant.

If the Participant's surviving spouse or Beneficiary cannot

be located for a period of one year following death, despite mailing to his/her last known address, and if such surviving spouse or Beneficiary has not made a written claim for

benefits within such period to the Committee, such surviving spouse or Beneficiary shall be treated as having predeceased the Participant.  The Committee may require such proof of

death and such evidence of the right of any person to receive all or part of the benefit of a deceased Participant as the

Committee may deem desirable.  Subject to Section 4.3, the

lump sum payment shall be made to the Participant's surviving spouse or Beneficiary as soon after the Participant's death

as the Committee shall determine to be administratively

practicable.



          4.1.4     Form of Payment.  All payments made

under this Section 4.1 shall be made entirely in cash, unless the Participant or the Beneficiary, as the case may be,

elects to receive any whole shares of First Brands Corporation stock in his/her Tax Preferred Account or Standard Investment

Account in lieu of the cash value of such stock.



          4.1.5     Cash-Out.  Notwithstanding anything

herein to the contrary, if the value of the Participant's

Accounts exceeds (or at the time of any prior distribution

exceeded) $3,500, no distribution may be made to the

Participant prior to his/her Normal Retirement Date without

the approval of the Participant.  For purposes of this

paragraph, a Participant's Accounts shall not include

accumulated deductible employee contributions, within the

meaning of Code Section 72(o)(5)(B), for Plan Years

beginning prior to January 1, 1987.



          4.1.6     Amendment of Vesting Schedule.  If the

Plan's vesting schedule is amended, or the Plan is amended

in any way that directly or indirectly affects the

computation of the Participant's nonforfeitable percentage,

or if the Plan is deemed amended by an automatic change to

or from a top-heavy vesting schedule, each Participant with

at least three (3) Years of Credited Service may elect,

within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed

under the Plan without regard to such amendment or change.

For Participants who do not have at least one (1) hour of

service in any Plan Year beginning after December 31, 1988,

the preceding sentence shall be applied by substituting

"5 years of service" for "3 years of service" where such

language appears.  If the vesting schedule of the Plan is

amended, in the case of an employee who is a Participant as

of the later of the date the amendment is adopted or the date the amendment is effective, the Participant's nonforfeitable percentage under this Plan (as of such date) will not be less than his nonforfeitable percentage under the Plan prior to

such amendment.



The period during which the election may be made shall

commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:



     1.  60 days after the amendment is adopted;

     2.  60 days after the amendment becomes effective; or

     3.  60 days after the Participant is issued written notice of the amendment by the Committee.



     4.2     Rehire Prior to Distribution.  In the event that

a Participant whose employment has terminated again becomes an

Employee prior to the distribution of his/her Accounts, such distribution shall be deferred until the subsequent termination of his/her employment.



     4.3     Commencement of Benefits.  Unless the Participant

makes an election under Section 4.1.2 of this Plan, benefits under this Plan will be paid to the Participant not later than the 60th day after the close of the Plan Year in which the

latest of the following events occurs:



          4.3.1     the date on which the Participant attains

Normal Retirement Age;



          4.3.2     the tenth anniversary of the year in which

the Participant commenced participation in the Plan; or



          4.3.4     the Participant's most recent termination

of employment.



     4.4     Withdrawal by Participant During Employment. A

Participant may make a withdrawal from his/her Tax Preferred

Account prior to his/her termination of employment if and only if:



          4.4.1     The withdrawal is due to a hardship and is

necessary in light of immediate and heavy financial needs of the

Participant; and



         4.4.2     The amount of the withdrawal does not exceed

the amount required to meet the Participant's immediate

financial need created by the hardship and is not reasonably available from other resources of the Participant.



          4.4.3     No Participant shall be permitted a

hardship withdrawal unless, in the determination of the

Committee (or its designee), such Participant meets the

requirements set forth in subsections (a) and (b) below.



               (a)     A Participant shall have an immediate

and heavy financial need only if the circumstance for which

the Participant is requesting the distribution is

on account of:

                    (i)     Medical expenses described in

Code section 213(d) incurred by the Participant, the

Participant's spouse or any dependents of the Participant

(as defined in Code section 152);



                    (ii)     Purchase (excluding mortgage

payments) of a principal residence of the Participant;

                    (iii)     Payment of tuition and related

educational fees for the next twelve months of post-secondary education for the Participant, such Participant's spouse,

children or dependents;



                    (iv)     The need to prevent the eviction

of the Participant from such Participant's principal residence or to prevent foreclosure on the mortgage of the

Participant's principal residence.



               (b)     A distribution shall be necessary to

satisfy an immediate and heavy financial need of a Participant only if:

                    (i)     The distribution is not in excess

of the amount of the immediate and heavy financial need of the

Participant;

                    (ii)     The Participant has obtained all

distributions, other than distributions on account of hardship,

and all nontaxable loans currently available under the Plan and all other plans of the Employer; and



                    (iii)     The Participant's contributions

are suspended and limited in accordance with paragraph (c).



               (c)     Penalties.  Upon making a withdrawal on

account of hardship, for a period of twelve (12) months after the Participant receives the withdrawal the Participant shall be suspended from making Before Tax Contributions, Basic

Contributions and Supplemental Contributions.



In addition, upon making a withdrawal on account of hardship,

the Participant's Before Tax Contributions for the calendar

year following the year during which the distribution on account of hardship is made shall not exceed the limit set forth in Code section 402(g) ($7,000, as such amount is increased from time to time by the Secretary of the Treasury) minus the Participant's

Before Tax Contributions for the calendar year of the distribution.



     4.5     Withdrawal From Standard Investment Account. A

Participant in the employment of an Employer may make withdrawals from such Participant's Standard Investment Account of any amount up to the entire balance of such Account; provided, that any

Company Contributions made to such Participant's Account during the preceding twenty-four month period may not be withdrawn.  To the extent that such Participant's Account balance is attributable to Participant Contributions made prior to January 1, 1987, such withdrawals shall be deemed to come first from such contributions.



     4.5A     Withdrawal After Attaining Age 591/2.  A
Participant

in the employment of an Employer who has attained age 591/2 may make withdrawals from such Participant's Standard Investment

Account of any amount up to the vested balance of such Account,

and from his Tax Preferred Account of any amount. To the

extent that such Participant's Account balance is attributable to Participant Contributions made prior to January 1, 1987,

such withdrawals shall be deemed to come first from such

contributions.  Such a Participant shall continue to be eligible to participate in the Plan on the same basis as any other

Participant.  Any distribution pursuant to this Section shall be made in a manner consistent with all notice and consent

requirements of this Plan and the Code.



     4.6     Loans.



          4.6.1     Loans Authorized.  The Committee may
authorize

the granting of loans to Participants pursuant to such uniformly applied rules and procedures as it shall set, from time-to-time.

All loans shall meet the requirements of Section 4.6.2.



          4.6.2     Loan Requirements.  A loan shall not be

made to a Participant pursuant to this Section 4.6 unless

such loan:



               (a)     does not exceed the lesser of (i) $50,000

reduced by the excess (if any) of the highest outstanding

balance of loans from the Plan to the Participant during the one-year period ending on the day before the date in which the loan is made, over the outstanding balance of loans from the

Plan to the Participant on the date on which the loan was made,

or (ii) one-half of the Participant's vested interest in the value of the Participant's Accounts, determined as of the last

Valuation Date preceding the Participant's application for a loan;



              (b)     is exempt from the tax imposed by section

4975 of the Code by reason of section 4975(d)(1) of the Code;



              (c)     is adequately secured by (i) fifty percent

(50%) of the full value of the Participant's Accounts, and/or

(ii) such other or additional security as the Committee may in its sole discretion require;



              (d)     bears interest, payable annually to the

Trust Fund or to such account or accounts in the Trust Fund

as the Committee shall determine and at such rate as the

Committee shall deem reasonable in its discretion, not in

excess of the highest rate which may be legally charged an

individual under applicable law;



              (e)     is, by its terms, required to be repaid

upon the earlier of the date the Participant's employment

terminates, the date of the Participant's death, or the

expiration of a fixed term of not more than five years;

provided, however, that the Committee may extend the five

year term in the case of loans used to acquire the

Participant's principal residence;



               (f)     is made pursuant to a loan agreement

to be executed by the Participant and the Trustee, on a

form containing such terms and provisions as the Committee

shall in its sole discretion determine;



               (g)     is consented to by the Participant's

spouse in accordance with the form of consent described in

Subsection 4.1.3 of Section 4.1 of the Plan; and



               (h)     meets such other requirements as the

Committee may set.



          4.6.3     If any loan granted to a Participant

pursuant to this Section 4.6 is not repaid on the date

required under Section 4.6.2(e), the Committee may, without

prior notice to the Participant, direct the Trustee to

sell, redeem or otherwise dispose of such collateral as

the Participant has given for the loan and apply the

proceeds thereof to the repayment of the loan.



          4.6.4     If a Participant receives a loan under

this Section 4.6, his/her status as a Participant in the

Plan and his/her rights with respect to his/her Plan

benefits shall not be affected, except to the extent that

the Participant has used his/her interest in his/her

Accounts as security for the loan, pursuant to Section 4.6.2.



     4.7     Repayment.  Any portion of a Participant's

Accounts forfeited under this Article IV shall be

restored upon repayment by the Participant of the full

amount of the distribution or withdrawal described in

this Article IV. Repayments shall be treated as being an

account of Plan Years in succeeding order of time.  Such

repayment may only be made not later than the earliest of:



          (i)  the end of the five-year period beginning

with the Employee's resumption of employment covered by

the Plan;

         (ii)  the end of the five-year period beginning

with the date of withdrawal, or



        (iii)  before the completion of five consecutive

one-year periods of severance.



For the purpose of subparagraph (iii), a period of severance is a Plan Year in which an employee's rights may be

 forfeited under Regulation 1.411(d)-3(a).



 ARTICLE V

 LIMITATION ON MAXIMUM CONTRIBUTIONS AND BENEFITS

 UNDER ALL PLANS



     5.1     General.  Participant contributions, and related

Company Contributions, for a Participant under this Plan will not exceed the maximum limitations imposed by section 415 of the Code, if all other defined contribution plans and all

defined benefit plans of all Employers and Affiliates are

disregarded.  It is intended that any limitation imposed by

Section 415 of the Code arising by reason of a Participant's participation in one or more other such plans shall be

implemented as provided in this Article V, notwithstanding

any contrary provision of the Plan.



     5.2     Affiliate.  For purposes of this Article V, the

definition of Affiliate in Section 1.2 shall be applied by

substituting the phrase "more than 50 percent" for the

phrase "at least 80 percent" wherever the phrase "at least

80 percent" would otherwise be applicable under said

provision. 5.3     Limitation Year.  For purposes of this

Article V, the limitation year shall be the Plan Year.



5.4     Annual Additions.  "Annual Addition" shall mean

the total of (1) the Company's or an Affiliate's contribution and forfeitures allocated to the Participant, (2) the

Participant's contributions (including excess contributions

as defined in section 401(k)(8)(B) of the Code, excess

aggregate contributions as defined in section 401(m)(6)(B)

of the Code, whether such amounts are distributed or forfeited),

(3) contributions to the Participant's Individual Medical

Amount, if any, (4) amounts derived from contributions paid

or accrued after December 31, 1985, in taxable years ending

after such date, which are attributable to postretirement

medical benefits, allocated to the separate account of a key employee, as defined in section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in section 419(e) of the

Code, maintained by the Company or an Affiliate. Notwithstanding the foregoing, for purposes of the twenty-five percent (25%)

limitation described above, any contribution attributable to medical benefits (within the meaning of section 401(h) or

419A(f)(2) of the Code) that is otherwise treated as an

annual addition under Code sections 415(1)(1) or 419A(d)(2)

shall not be considered. When used with respect to contributions or allocations under any other plan maintained by the Company or an Affiliate, the term "Annual Addition" has the meaning

given it in section 415(c)(2) of the Code, subject to the

special rules set forth under section 415(c)(6) of the Code.

The term Individual Medical Account means any separate account which is established for a Participant in a pension and annuity plan maintained by the Company or an Affiliate and from which benefits described in section 401(h) of the Code are payable solely to such Participant, his spouse or his dependents.



          5.5     Limits on Before Tax Contributions.  The

Committee shall determine the Actual Deferral Percentages for

Highly Compensated Participants and for all other Employees

eligible to become Participants in the Plan.



          5.5.1     Actual Deferral Percentage of Highly

Compensated Participants.  The Actual Deferral Percentage

for Highly Compensated Participants shall not be more than

the Actual Deferral Percentage for other Eligible Employees

eligible to become Participants (i) multiplied by 1.25 or

(ii) multiplied by 2 if not in excess of two percentage points over the Actual Deferral Percentage for all other Employees

eligible to become Participants. In order to prevent the

multiple use of the alternative method described in (ii)

above and in Code Section 401(m)(9)(A), any Highly Compensated

Participant eligible to make or to receive contributions

pursuant to Section 2.4 or under any other plan maintained

by the Employer or an Affiliate shall have his actual

contribution ratio reduced pursuant to Regulation 1.401(m)-2,

the provisions of which are incorporated herein by reference.



          5.5.2     Multiple Plans.  If the Company or an

Affiliate maintains two or more plans which include cash or

deferred arrangements (within the meaning of such term as

used in section 401(k)(3)(A) of the Code), the cash or

deferred arrangements included in such plans shall be

treated as one arrangement for purposes of subsection 5.5.1.

If any Participant is a participant in two or more cash or

deferred arrangements of the Company, the Actual Deferral

Percentage for purposes of Section 5.5.1 shall be the sum

of the Actual Deferral Percentages for such Participant

under each of such arrangements.



          5.5.3     Decrease of Contributions.  Notwithstanding

anything to the contrary in Article II or this Article V,

the Committee may prospectively decrease a Participant's

authorized reduction in his/her Compensation designated

as Before Tax Contributions at any time if the Participant's

Compensation is greater than the Compensation of at least

two-thirds of all other Eligible Employees and the Committee determines, in its sole discretion, that such action is

necessary in order for either (i) the Actual Deferral

Percentage for those Participants whose Compensation is

greater than the Compensation of at least two-thirds of all

other Eligible Employees to be not more than the Actual

Deferral Percentage of all other Eligible Employees

multiplied by 1.25 or (ii) the excess of the Actual Deferral

Percentage for those Participants whose Compensation is

greater than the Compensation of at least two-thirds of

all other Eligible Employees over that of all other Eligible

Employees to be not more than 2 percentage points, and for

the Actual Deferral Percentage for those Participants whose

Compensation is greater than the Compensation of at least

two-thirds of all other Eligible Employees to be not more

than the Actual Deferral Percentage of all other Eligible

Employees multiplied by 2.0.



               (a)     If the Committee determines that it

is necessary to prospectively decrease any such Participant's authorized reduction under this Section 5.5.3, it shall

first decrease by 1/2% the authorized reductions of all

such Participants who authorized the maximum reduction

in their Compensation, determined without regard to this

Section 5.5.3.  If the Committee determines further

decreases are necessary, it shall decrease by 1/2% the

authorized reductions of all such Participants whose

authorized reductions in their Compensation are the largest,

determined after taking all previous reductions under

this Section 5.5.3 into account.  The Committee shall

continue to make such decreases in multiples of 1/2%

until it determines that the Actual Deferral Percentage

tests in section 401(k)(3)(A) of the Code have been met.



               (b)     Any Before Tax Contributions which

would have been made to this Plan on behalf of a Participant but for the decrease in his/her authorized Compensation

reduction under this Section 5.5.3 shall be treated as

Basic Contributions by such Participant.



               (c)     If the Committee determines, in its

sole discretion, that it is no longer necessary to decrease

a Participant's authorized Compensation reduction under

this Section 5.5.3, the Committee shall increase the

authorized Compensation reductions of all Participants

who had such reductions decreased, in multiples of 1/2%,

until all such Participants have their authorized Compensation reductions treated as Before Tax Contributions restored to

their originally authorized level or the Committee determines that the Actual Deferral Percentage tests of section
401(k)(3)(A)

of the Code will not be met, whichever occurs first.



               (d)     When increasing or decreasing any

Participant's authorized Compensation reduction under Section
2.4,

the Committee shall treat all Participants who authorized the same reduction in their Compensation in the same manner.



               (e)     Any action taken by the Committee under

this Section 5.5.3 may be taken without the consent of, or prior notice to, the affected Participants, but such Participants

shall be promptly informed in writing of the Committee's action.



          5.5.4.  Excess Contributions.  Notwithstanding
anything

in Section 5.5.3 to the contrary, on or before the fifteenth day of the third month following the end of each Plan Year, the

Highly Compensated Participant having the highest actual deferral ratio shall have his portion of Excess Contributions distributed to him and/or at his election recharacterized as a Basic

Contribution until one of the tests set forth in section 5.5.1 is satisfied, or until his actual deferral ratio equals the

actual deferral ratio of the Highest Compensated Participant having the second highest deferral ratio.  This process shall continue until one of the tests set forth in section 5.5.1 is satisfied.  For each Highly Compensated Participant, the amount of Excess Contributions is equal to the Before Tax Contributions on behalf of such Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual deferral ratio (determined after the application of this paragraph) by his Compensation.  However, in determining the amount of Excess Contributions to be distributed and/or

recharacterized with respect to an affected Highly Compensated

Participant as determined herein, such amount shall be reduced by any Excess Compensation previously distributed to such

affected Highly Compensated Participant for his taxable year ending with or within such Plan Year and any Employer

Contributions matching which relate to such Excess Compensation.



               (a)     With respect to the distribution of

Excess Contributions, such distribution:



                    (i)     may be postponed but not later than

the close of the Plan Year following the Plan Year to which

they are allocable;



                    (ii)     shall be made first from

unmatched Before Tax or Basic Contributions and, thereafter,

simultaneously from Before Tax or Basic Contributions which

are matched and matching contributions which relate to such

Before Tax or Basic Contributions;



                    (iii)     shall be adjusted for income; and



                    (iv)     shall be designated by the

Employer as a distribution of Excess Contributions (and income).



               (b)     With respect to the recharacterization

of Excess Contributions such recharacterized amounts:



                    (i)     shall be deemed to have occurred

on the date on which the last of those Highly Compensated

Participants with Excess Contributions to be recharacterized is notified of the recharacterization and the tax consequences of such recharacterization;



                    (ii)     shall not exceed the amount of

the Before Tax and Basic Contributions on behalf of any

Highly Compensated Participant for any Plan Year;



                    (iii)     shall be treated as voluntary



Employee contributions for purposes of Code Section 401(k)-1(b).

Excess Contributions recharacterized as Basic Contributions

shall continue to be nonforfeitable and subject to the same

distribution rules provided for in Section 5.6.4;



                    (iv)     are not permitted if the amount

recharacterized plus Basic Contributions actually made by such

Highly Compensated Participant exceed the maximum amount of

Basic Contributions (determined prior to application of this

Section) that such Highly Compensated Participant is permitted to make under the Plan in the absence of recharacterized; and



                    (v)     shall be adjusted for income.



               (c)     Any distribution and/or
recharacterization

of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution and/or recharacterization of

Excess Contributions and income.



     5.6     Limits on Contributions to Standard Investment

Account.



          5.6.1     Contribution Percentage.  The Committee

shall determine the Contribution Percentages for Highly
Compensated

Participants and for all other Employees eligible to become

Participants in the Plan.  The Contribution Percentage for

Highly Compensated Participants shall not be more than the

Contribution Percentage for other Employees eligible to become

Participants (i) multiplied by 1.25 or (ii) multiplied by 2 if not in excess of two percentage points over the Contribution

Percentage for all other Employees eligible to become
Participants.



          5.6.2     Combination of Plans.  For purposes of this

Section, the Contribution Percentage for any Highly Compensated

Participant for the Plan Year who is eligible to make Basic

Contributions or to receive Company Contributions under two or more plan described in section 401(a) of the Code or arrangements described in section 401(k) of the Code that are maintained by the Company or an Affiliate shall be determined as if all such contributions were made under a single plan.



          5.6.3     Satisfaction of 410(b).  In the event that

this Plan satisfies the requirements of section 410(b) of the

Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of section 410(b)

of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentages of eligible Participants as if all such plans were a single plan.



          5.6.4     Excess Aggregate Contributions.  In the

event that the "Actual Contribution Percentage" for the Highly

Compensated Participant group exceeds the Actual Contribution

Percentage for the Non-Highly Compensated Participant group,

then (on or before the fifteenth day of the third month

following the end of the Plan Year, but in no event later

than the close of the following Plan Year) the Plan shall

distribute to the Highly Compensated Participant having the

highest actual contribution ratio, his Excess Aggregate

Contributions (and income allocable to such contributions)

until either one of the tests set forth in Section 5.6.1 is

satisfied, or until his actual contribution ratio equals the actual contribution ratio of the Highly Compensated Participant having the second highest actual contribution ratio.  This

process shall continue until one of the tests set forth in

Section 5.6.1 is satisfied.  The distribution and/or forfeiture of Excess Aggregate Contributions shall be made in the following order:



               (i)     Basic Contributions including Excess

Contributions recharacterized as Basic Contributions.



               (ii)     Employer matching contributions pursuant

to Section 2.4.



          (a)     Any distribution of less than the entire

amount of Excess Aggregate Contributions shall be treated as pro rata distribution of Excess Aggregate Contributions and

income. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess

Aggregate Contributions (and income).



          (b)     Excess Aggregate Contributions attributable to

amounts other than Basic Contributions shall be treated as

Employer contributions for purposes of Code Sections 404-415 even if distributed from the Plan.



          (c)     For each Highly Compensated Participant, the

amount of Excess Aggregate Contributions is equal to the

Employer matching contributions made pursuant to Section 2.4;

Basic Contributions made pursuant to Section 2.3.2 on behalf of the Highly Compensated Participant (determined prior to the application of this paragraph); minus the amount determined by multiplying the Highly Compensated Participant's actual

contribution ratio (determined after application of this

paragraph) by his Compensation.  The actual contribution ratio must be rounded to the nearest one-hundredth of one percent.

In no case shall the amount of Excess Aggregate Contribution with respect to any Highly Compensated Participant exceed the amount of Employer matching contributions made pursuant to

Section 2.4; Basic Contributions made pursuant to Section 2.3.2;

and Excess Contributions recharacterized as Basic Contributions pursuant to Section 5.5.1.



     (d)     The determination of the amount of Excess Aggregate

Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be

treated as Basic Contributions due to recharacterizaton for the

Plan Year of any other qualified cash or deferred arrangement

(as defined in Code Section 401(k) maintained by the Employer that ends with or within the Plan Year.



     (e)     If the determination and correction of Excess

Aggregate Contributions of a Highly Compensated Participant

whose actual contribution ratio is determined under the family aggregation rules, then the actual contribution ratio shall be reduced and the Excess Aggregate Contributions for the family unit shall be allocated among the Family Members in proportion to the sum of Employer matching contributions made pursuant to

Section 2.4; Basic Contributions made pursuant to Section 2.3.2;

and Excess Contributions recharacterized as Basic Contributions pursuant to Section 5.5.1.



     5.7     Distribution of Excess Deferrals.



          5.7.1     Time of Distribution.  Notwithstanding any

other provision of this Plan, Excess Deferral Amounts and income allocable thereto, shall be distributed not later than each

April 15 to Participants who claim such Excess Deferrals Amounts for the preceding calendar year.



          5.7.2     Statement.  For each calendar year in which

a Participant claims an Excess Deferral Amount, the Participant shall submit a written statement to the Committee no later than

March 1 which specifies the Participant's Excess Deferral

Amounts for the preceding calendar year and which indicates that if such amounts are not distributed, such Excess Deferral

Amounts, when added to amounts deferred under other plans or arrangements described in sections 401(k), 408(k) or 403(b) of the Code, exceeds the limits imposed on the Participant by

section 402(g) of the Code for the year in which the deferral occurred.



          5.7.3     Adjustment for Income.  The Excess Deferral

Amounts distributed to a Participant with respect to a

calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Deferral Amounts, shall in no

event be less than the lesser of the Participant's Tax

Preferred Account or the Before Tax Contribution for the

Plan Year.



     5.8     Distribution of Excess Contributions.



          5.8.1     Time of Distribution.  Notwithstanding

any other provisions of this Plan, if practicable, Excess

Contributions and income allocable thereto shall be distributed to Participants for whose benefit such Excess Contributions were made no later than two and one-half months after the end of the

Plan Year in which such Excess Contributions were made in order to avoid any excise tax.  In no event shall such a distribution occur later than the last day of the Plan Year next following the Plan Year in which such Excess Contributions were made.



          5.8.2     Determination of Income.  The income

allocable to Excess Contributions shall be determined by

multiplying income allocable to the Participant's Before

Tax Contributions for the Plan Year by a fraction, the

numerator of which is the Excess Contribution on behalf

of the Participant for the preceding Plan Year and the

denominator of which is the sum of the Participant's Tax

Preferred Account on the last day of the preceding Plan

Year.



          5.8.3     Adjustments for Income.  The Excess

Contributions which would otherwise be distributed to

the Participant shall be adjusted for income and reduced,

in accordance with regulations, by the amount of Excess

Deferral Amounts distributed to the Participant.  If

there is a loss allocable to the Excess Contributions,

the distributable Excess Contributions shall in no event

be less than the lesser of the Participant's Tax Preferred

Account under this Plan or the Participant's Before Tax

Contributions for the Plan Year.



     5.9     Distribution of Excess Aggregate Contributions.



          5.9.1     Time of Distribution.  Excess Aggregate

Contributions attributable to nonvested Company Contributions and income allocable thereto shall be forfeited.  Excess

Aggregate Contributions attributable to vested Company

Contributions and Basic Contributions and income allocable

thereto shall be distributed no later than the last day of

the Plan Year next following the Plan Year with respect to

which such Excess Aggregate Contributions were allocated.

Notwithstanding the foregoing, if practicable, such Excess

Aggregate Contributions shall be distributed within two and

one-half months after the end of the Plan Year with respect

to which such Excess Aggregate Contributions were allocated

to avoid any excise tax.  However, to prevent the multiple

use of the alternative method described in this paragraph

and Code Section 401(m)(9)(A), any Highly Compensated

Participant eligible to make elective deferrals pursuant to

any cash or deferred arrangement maintained by the Employer

or an Affiliated Employer and to make Employee contributions or to receive matching contributions under this Plan or under and other plan maintained by the Employer or an Affiliated

Employer shall have his actual contribution ratio reduced

pursuant to Regulation 1.401(m)-2.  The provisions of Code

Section 401(m) and Regulations 1.401(m)-1(b) and 1.401(m)-2

are incorporated herein by reference.



          5.9.2     Determination of Income.  The income

allocable to Excess Aggregate Contributions shall be

determined by multiplying the income allocable to the

Participant's Company Contributions and Basic Contributions

for the Plan Year by a fraction the numerator of which is

the Excess Aggregate Contributions on behalf of the

Participant for the preceding Plan Year and the denominator

of which is the sum of the Participant's Tax Preferred

Subaccount and the Standard Investment Account on the last

day of the preceding Plan Year.



          5.9.3     Adjustment for Income.  The Excess Aggregate

Contributions to be distributed to a Participant shall be

adjusted for income, and, if there is a loss allocable to

the Excess Aggregate Contribution, shall in no event be less than the lesser of the Participant's Standard Investment

Account and Tax Preferred Subaccount under this Plan or the

Participant's Company Contributions and Basic Contributions

for the Plan Year.



          5.9.4     Amounts forfeited by Highly Compensated

Participants under this Section shall be treated as Annual

Additions and applied to reduce employer contributions.



     5.10     Defined Benefit and Defined Contribution Plans.

For purposes of this Article V, the term "Defined Benefit

Plan" or "Defined Contribution Plan" means whichever of the

following is applicable:  a defined benefit plan or a defined contribution plan described in section 401(a) of the Code,

which includes a trust which is exempt from income tax under section 501(a) of the Code; provided that a Participant's

contributions under a plan which otherwise qualifies as a

defined benefit plan shall be treated as a defined

contribution plan.



     5.11     Aggregation of Defined Contribution Plans.

In applying the limitation on annual additions provided

in this Article V, all defined contribution plans maintained by all Employers and Affiliates shall be aggregated.



     5.12     Defined Contribution Plan Limitation.  The

sum of the Annual Additions for any Participant to all

defined contribution plans maintained by the Employer and

Affiliates for any year shall not exceed the lesser of

(i) the greater of $30,000 or one-fourth (1/4) of the defined benefit dollar limit set forth in section 415(b)(1) of the

Code as in effect for the limitation year or 25 percent of

the Participant's Compensation (within the meaning of

section 415(c)(3) of the Code) for such limitation year.



     5.13     Defined Contribution Plan Fraction

Determination.  For purposes of this Section 5.13, a

Participant's "Defined Contribution Plan Fraction" shall

be determined as follows:



          5.13.1     Numerator.  For any Limitation Year,

the numerator shall be the sum of the Annual Additions to

the Participant's accounts under all Defined Contribution

Plans maintained by the Company or an Affiliate in such year and in all prior Limitation Years.



          5.13.2     Denominator.  For any Limitation Year,

the denominator shall be the lesser of the following amounts,

determined for such year and for each prior Limitation Year

of the Participant's Credited Services with the Company or

an Affiliate:



               (i)     One hundred and twenty-five percent

(125%) of the maximum dollar limit for such year in effect

under section 415(c)(1)(A) of the Code; or



               (ii)     The product of 1.4 multiplied by the

amount which may be taken into account under section
415(c)(1)(b)

of the Code for such limitation year.



     5.14     Defined Benefit Plan Fraction Determination. For

purposes of this Section 5.14, a Participant's "Defined Benefit

Plan Fraction" shall be determined as follows for any

Limitation Year:



          5.14.1     Numerator.  The numerator shall be the

sum of the projected annual benefits (as defined in section

415(e)(2) of the Code) of the Participant under all Defined

Benefit Plans maintained by the Company or an Affiliate as

of the close of such year, disregarding benefits derived from the Participant's contributions, if any.



          5.14.2     Denominator.  The denominator shall be

the lesser of the following amounts:



               (i)     one hundred and twenty-five percent

(125%) of the maximum dollar limitation applicable to Defined

Benefit Plans for such year under sections 415(b)(1)(A) of

the Code;



               (ii)     one hundred forty percent (140%) of

the Participant's average annual Earnings for the three (3)

consecutive years in which the Participant's Earnings

were highest.



     5.15     Combined Limitation.  If a Participant

participates in one or more Defined Benefit Plans maintained by the Company or an Affiliate, the sum of the Participant's

Defined Contribution Plan Fraction and Defined Benefit Plan

Fraction as of the close of any Limitation Year may not

exceed 1.0.  If the sum of the Defined Benefit Plan

Fraction in the Company's defined benefit plan and the

Defined Contribution Plan Fraction in the Company's defined

contribution plan shall exceed 1.0 for any Participant in

any year, the Company shall reduce the contribution

hereunder to the extent necessary to bring the sum of such

fractions to 1.0.  If the Defined Contribution Plan

Fraction cannot be sufficiently reduced, the Company shall

adjust or freeze the rate of benefit accrual under its

defined benefit plan so that the sum of both fractions shall not exceed 1.0 for such Participant for such year.



     5.16     Alternative Method.  The Committee may, in its

discretion, determine any amounts required to be taken into

account under this Article V by such alternative methods as

shall be permitted under applicable regulations or rulings

issued by the United States Department of the Treasury.



     5.17     Participation in Multiple Plans.



          5.17.1  If amounts contributed to any defined

contribution plan by or on behalf of a Participant must be

reduced in any Limitation Year to comply with the limit on

Annual Additions in Section 5.4 of this Plan, the amounts

contributed to such defined contribution plans shall be

reduced in the following order:



          (a)     Supplemental Contributions made under Section

2.5 of this Plan;

          (b)     Basic Contributions made under Section 2.3

of this Plan;

          (c)     Forfeitures under this Plan;

          (d)     Company Contributions made under Section 2.4

of this Plan;

          (e)     Before Tax Contributions made under Section

2.3 of this Plan; and

          (f)     Contributions to any defined benefit plan

treated as a defined contribution plan. Amounts contributed

by or on behalf of a Participant to one category shall be

reduced to zero before any reduction is made of any such amounts contributed to the next lowest category.  If, notwithstanding subparagraph (a) through (f) of this subsection 5.17.1, a

Before Tax Contribution is made on behalf of a Participant

which results in the limitations set forth in Section 5.4

of this Article V being exceeded, then such excess and any

earnings thereon may be returned to such Participant.



          5.17.2  The amount of Company Contributions which

may not be allocated to a Participant's Accounts because of

the limitations of this Article V shall be allocated for the next Limitation Year and (for each succeeding year) to such

Participant to the extent permitted by this section.  In the event that the Participant is not in the service  of Company at the end of the next Limitation Year, then any excess

Company Contribution shall be allocated in accordance with

subsection 5.17.3.



          5.17.3  Any remaining amount which cannot be

allocated to Participants as a result of the limitations

specified in this subsection shall be maintained in a

separate account to be allocated among Participants in the

next succeeding Plan Year prior to the allocation of any

contributions or forfeitures for such next Plan Year.  Such

separate account shall not share in any investment gains,

losses or other income earned by the Trust.  In the event

the Plan is terminated or contributions completely discontinued,

the separate account shall be allocated pursuant to the terms of this subsection, to the extent permitted by section 415

of the Internal Revenue Code.  To the extent the separate

account is not fully depleted by such allocation is shall

revert to the Company.



     5.18     Notice of Reduction.  The Committee shall

give prompt notice to any Participant whose benefit is

reduced pursuant to the provisions of this Article V.



 ARTICLE VI TOP-HEAVY RULES



     6.1     Top-Heavy Plan.



          6.1.1     Definitions.  The following definitions

shall apply for purposes of this Article VI:



               (a)     "Aggregation Group":  The group

 of plans, if any, that includes both the group of plans

that are required to be aggregated and the group of plans

that are permitted to be aggregated.



                    (i)     The group of plans that are

required to be aggregated (the "required aggregation group")

includes

                             (A) each plan of the Company

or Affiliate in which a Key Employee is a participant, and



                             (B) each other plan of the

Company or Affiliate which enables a plan in which a Key

Employee is a participant to meet the requirements of either section 401(a)(4) or section 410 of the Code.



                        (ii)     The group of plans that are

permitted to be aggregated (the "permissive aggregation group")

may include any plan that is not part of the required

aggregation group only if, after the addition, the aggregation as a whole continues to meet the requirements of both section

401(a)(4) and section 410 of the Code.



               (b)     "Determination Date":  The last day of

the immediately preceding Plan Year.



               (c)     "Top-Heavy Group":  The Aggregation Group

if, as of the applicable Determination Date, the sum

(computed as provided in the definition of a Top-Heavy Plan)

of the present value of the cumulative accrued benefits of

Key Employees under all defined benefit plans included in the

Aggregation Group plus the aggregate of the accounts of Key

Employees under all defined contribution plans included in

the Aggregation Group exceeds 60 percent of the sum of the

present value of the cumulative accrued benefits and accounts of all employees under all such defined benefit plans and

defined contribution plans.



               (d)     "Top-Heavy Plan":  This Plan will be a

Top Heavy Plan for any Plan Year, if, as of the Determination

Date, the present value of the cumulative accrued benefits

under the Plan for Key Employees exceeds 60 percent of the

present value of the cumulative accrued benefits under the

Plan for all Participants or, if this Plan is required to be in an Aggregation Group which for such Plan Year is a Top-Heavy

Group. For purposes hereof:



                    (i)     the "present value of the accrued

benefit" under any defined benefit plan shall be determined

as the lump sum actuarial equivalent of the Employee's

accrued benefit, using reasonable actuarial assumptions, and the "present value of the accrued benefit" under any defined contribution plan in the Aggregation Group shall be the value of accounts of an employee in such plan on the Valuation Date of such plan that immediately precedes the Determination date;



                    (ii)     the "present value of the

cumulative accrued benefits" under all defined benefit plans in the Aggregation Group shall be the sum of the present

values of the accrued benefits under such plans, computed as aforesaid, and under all defined contributions plans in the

Aggregation Group shall be the sum of the values of the trust funds for such plans, on the Valuation Date or dates of such plans immediately preceding the Determination Date;



                        (iii)     the present value of an

account shall include the dollar value of the aggregate

distributions (including distributions to an employee which

represent the entire amount credited to such employee's

account under the applicable plan) made to such employee under the applicable plan during the five (5) year period ending on the Determination Date;



                    (iv)     in any case in which an individual

is not a Key Employee with respect to an applicable plan but was a Key Employee with respect to such plan for any prior

plan year, any accrued benefit and any account of such

individual shall be disregarded.  For this purpose, if a

Participant is deemed to be a Key Employee because the

Participant was a Key Employee within any of the four (4)

preceding Plan Years, this provision shall apply only

after the lapse of such status;



                    (v)     if an individual has not

performed any services for the Company or an Affiliate on

the Determination Date, any accrued benefit and any account

of such individual shall be disregarded; and



                    (vi)     the present value or account,

as the case may be, shall not include any contributions

made or deemed made other than by the Company or an Affiliate nor shall any rollover or transfer to the Plan be included

except a rollover contribution representing a distribution

from a plan maintained by the Company or an Affiliate.



     6.2     Minimum Contributions for Non-Key Employees.

For any Plan Year for which this Plan is determined to be

a Top-Heavy Plan, each Eligible Employee who is not a Key

Employee shall be entitled to a Company contribution equal

to the lesser of (a) 3 percent of such Participant's

Compensation, or (b) the highest percentage of Compensation

which is contributed on behalf of any Key Employee,

regardless of whether such Participant has completed 1,000

Hours of Service during such Plan Year regardless of whether such Eligible Employee has made any Before Tax Contributions to the Plan.  The Company shall make contributions, to the

extent necessary, to provide each Participant who is not a

Key Employee with such minimum contribution.



     6.3     Vesting.  For any Plan Year in which the Plan

is deemed to be Top Heavy, the provisions of Section 4.1.1

shall apply in determining the nonforfeitable percentage of

a Participant's Accounts attributable to Company

 Contributions.



     6.4     Reduction in Combined Limitation.  If the

Plan is Top-Heavy under Section 6.1, the Participant's

Defined Contribution Plan Fraction and Defined Benefit

Plan Fraction, determined under Sections 5.13 and 5.14,

respectively, shall be determined by substituting "1.0"

for "1.25" in each place "1.25" appears in such sections

unless, on the last day of the Plan Year in which the

Plan is found to be Top-Heavy under Section 6.1, the

aggregate value of the Tax Preferred Accounts of Key

Employees under the Plan does not exceed 90 percent of

the aggregate value of the Tax Preferred Accounts for

all Participants in the Plan and the Company elects to

substitute "four percent (4%)" for "three percent (3%)"

in Section 6.2.



     6.5     Coordination with Other Plans.  In the event

that another defined contribution or defined benefit plan

is included in the Aggregation Group, and as a result the

Plan is determined to be Top-Heavy, the requirements of

section 416 of the Code shall apply to all plans in the

Aggregation Group.



     6.6     Automatic Removal.  In the event that it

shall be determined by statute, regulation or ruling of

the Internal Revenue Service that the provisions of this

Article VI are no longer necessary in whole or in part to

qualify this Plan under the Code, this Article VI shall

be ineffective to such extent without amendment to the Plan.





 ARTICLE VII

 TRUST



    7.1     Trustee.  To provide for the administration of

the Plan, the Company will enter into a Trust Agreement

with a Trustee appointed by the Company.  The Trust Agreement shall be in such form and contain such provisions as the

Company may deem appropriate, including, but not limited

to, provisions with respect to the powers and authority of

the Trustee (including the management of funds and/or

providing investment options and retirement elections

under this Plan by some other institution or institutions,

as directed by the Committee from time to time), the

authority of the Company to amend the Trust Agreement and to terminate the Trust Fund, and the authority of the Company to settle the accounts of the Trustee on behalf of all persons

having an interest in the Plan, and a provision that, except as provided in Section 10.11 of this Plan, it shall be

impossible at any time for any part of the corpus or income

of the Trust Fund to be used for or diverted to purposes

other than for the exclusive benefit of eligible employees or their Beneficiaries.



     7.2     Trust Expenses.  Costs and expenses of

administering the Trust Fund, including Trustee's fees

and investment manager's fees, shall be paid from the

Trust Fund, unless they are paid by an Employer.



 ARTICLE VIII

 ADMINISTRATION



     8.1     Administrative Committee.  There is hereby

created an Administrative Committee (the "Committee") which

shall consist of not less than two (2) members to be

appointed by and serve at the pleasure of the Chief Executive

Officer of the Company ("the Company Board").  The Company

Board may, at any time, fill vacancies or require the

resignation of one or more of the members of a Committee

with or without cause.  In the event that a vacancy or

vacancies shall occur on the Committee, the remaining

member or members shall act as the Committee until the

Company Board fills such vacancy or vacancies.  No person

shall be ineligible to be a member of a Committee because

he/she is, was or may become entitled to benefits under

the Plan or because he/she is a director and/or officer of

an Employer or Affiliate or a Trustee; provided that no

Participant who is a member of the Committee shall participate in any determination by the Committee specifically

relating to the disposition of his/her own Tax Preferred

Account (including any determination with respect to a

hardship withdrawal or a loan pursuant to Sections 4.4

and 4.5, respectively).



     8.2     Limitation of Liability; Indemnity.



          8.2.1     Except as otherwise provided by law, no

person who is a member of the Committee, or any employee,

director or officer of any Employer or Affiliate may incur

any liability whatsoever on account of any matter connected

with or related to the Plan or the administration of the Plan.



          8.2.2     The Company shall indemnify and save

harmless each member of the Committee, and each employee,

director or officer of any Employer or Affiliate, from and

against any and all loss, liability, claim, damage, cost and expense which may arise by reason of, or be based upon, any

matter connected with or related to the Plan or the

administration of the Plan (including, but not limited to,

any and all expenses whatsoever reasonably incurred in

investigating, preparing or defending against any litigation,

commenced or threatened, or in settlement of any such claim

whatsoever), unless such person shall have acted in bad

faith or been guilty of willful misconduct or gross

negligence in respect of his/her duties, actions or omissions in respect of the Plan.



     8.3     Compensation and Expenses.  The members of the

Committee shall serve without compensation for their services as such members.  All expenses reasonably incurred by the

Committee shall be treated as an expense of the Trust Fund

unless paid by an Employer.  The members of the Committee

shall serve without bond unless the Company or the provisions of any applicable laws shall require otherwise, in which

event the Employers shall pay the premium thereon.



    8.4     Voting; Chairmen; Subcommittees.



          8.4.1     If there are less than three members of

the Committee at any time, the Committee may do any act

which the Plan authorizes or requires the Committee to do

only upon the unanimous consent of the members of the

Committee eligible to vote on such act.  If there are three

or more members of the Committee at any time, a majority of

the members of the Committee at the time in office may do

any act which the Plan authorizes or requires the Committee

to do.  The action of such majority of the members expressed from time to time by a vote at a meeting, or in writing

without a meeting, or by conference telephone or similar

communications equipment allowing all persons participating

in the meeting to hear each other at the same time, shall

constitute the action of the Committee and shall have the

same effect for all purposes as if assented to by all

members at the time in office. Where action is taken by

members of the Committee by conference telephone or similar

communications equipment, such action shall be confirmed in

writing by such members as soon as practicable thereafter.

The Secretary shall maintain minutes reflecting committee

meetings and shall cause each action taken in writing without a meeting, and each written confirmation of action taken by

conference telephone or similar communications equipment, to be included in the minutes of the Committee.



          8.4.2     The Company Board shall name one of the

members of the Committee as Chairman.  The members of the

Committee shall elect a Secretary who may, but need not be,

a member of the Committee, and they may appoint from their

number such subcommittees as they shall determine.



     8.5     Payment of Benefits.  The Committee shall advise

the Trustee in writing with respect to all benefits which

become payable under the terms of the Plan and shall direct

the Trustee to pay such benefits to or on order of the

Committee.  In the event that the Trust fund shall be

invested in whole or in part in one or more insurance

contracts, the Committee shall be authorized to give to

any such insurance company such instructions as may be

necessary or appropriate in order to provide for the

payment of benefits in accordance with the Plan.



     8.6     Powers and Authority; Action Conclusive. Except

as otherwise expressly provided in the Plan or in the Trust

Agreement, or by the Company Board.



           8.6.1     The Committee shall be responsible for

the administration of the Plan.



           8.6.2     The Committee shall have all powers

necessary or helpful for the carrying out of its

responsibilities, and the decisions or action of the

Committee in good faith in respect of any matter hereunder

shall be conclusive and binding upon all parties concerned.



           8.6.3     The Committee may delegate to one or more

of its members or any other person the right to act on its

behalf in all matters connected with the administration of

the Plan.



          8.6.4     Without limiting the generality of the

foregoing, the Committee shall:



               8.6.4.1     Determine all questions arising out

of or in connection with the terms and provisions of the

Plan except as otherwise expressly provided herein;



               8.6.4.2     Make rules and regulations for the

administration of the Plan which are not inconsistent with

the terms and provisions of the Plan, and fix the annual

accounting period of the trust established under the Trust

Agreement as required for tax purposes;



               8.6.4.3     Construe all terms, provisions,

conditions and limitations to the Plan;



               8.6.4.4     Determine all questions relating

to (i) the eligibility of persons to receive benefits

hereunder, (ii) the years of Credited Service, years of

Company Service Credit and the amount of Compensation and

Earnings of a Participant during any period hereunder, and

(iii) all other matters upon which the benefits or other

rights of a Participant or other person shall be based

hereunder;



               8.6.4.5     Determine all questions relating

to the administration of the Plan (i) when disputes arise

between an Employer and a Participant or his/her Beneficiary,

spouse or legal representatives, and (ii) whenever the

Committee deems it advisable to determine such questions in

order to promote the uniform administration of the Plan.

The foregoing list of powers is not intended to be either

complete or exclusive, and the Committee shall, in addition,

have such powers as may be necessary for the performance of

its duties under the Plan and the Trust Agreement.



     8.7     Counsel and Agents.  The Committee may employ

such counsel, including legal counsel, accountants,

investment advisors, physicians, agents and such clerical

and Other services as it may require in carrying out the

provisions of the Plan, and shall charge the fees, charges

and Costs resulting from such employment as an expense of

the Trust Fund unless paid by an Employer.  Unless otherwise provided by law, any person so employed by a Committee may

be legal or other counsel to an Employer, a Subsidiary, a

member of a Committee or an officer or member of the Board

of Directors of an Employer or a Subsidiary.



     8.8     Reliance on Information.  The members of the

Committee and any Employer and its officers, directors and

employees shall be entitled to rely upon all tables,

valuations, certificates, opinions and reports furnished

by any accountant, trustee, insurance company, counsel or

other expert who shall be engaged by an Employer or the

Committee, and the members of the Committee and any Employer and its officers, directors and employees shall be fully

protected in respect of any action taken or suffered by

them in good faith in reliance thereon, and all action so

taken or suffered shall be conclusive upon all persons

affected thereby.



     8.9     Fiduciaries.  The provisions of this

Section 8.9 shall apply notwithstanding any contrary

provisions of the Plan or the Trust Agreement.



          8.9.1     The named fiduciaries under the Plan

shall be the members of the Committee, who shall be

named fiduciaries with respect to control or management

of the assets of the Plan, and who shall have authority

to control or manage the operation and administration of

the Plan, except with respect to those matters which

under the Plan or the Trust Agreement are the responsibility,

or subject to the authority, of the Trustee.



          8.9.2     The named fiduciaries under the Plan

shall have the right, which shall be exercised in accordance with the procedures set forth in Section 8.4.1 and/or in the

Trust Agreement for action by the Committee, to allocate

responsibilities, fiduciary or otherwise, among named

fiduciaries, and the named fiduciaries (or any of them to

whom such right shall be allocated) shall have the right to

designate persons other than named fiduciaries to carry out

responsibilities, fiduciary or otherwise, under the Plan.



          8.9.3     The members of the Committee shall

together establish and carry out, or cause to be provided

by those persons (including, without limitation, any

investment manager, trustee or insurance company) to whom

responsibility or authority therefor has been allocated or

delegated in accordance with this Plan or the Trust

Agreement, a funding policy and method consistent with the

objectives of the Plan and the requirements of ERISA.  For

such purposes, the Committee shall, at a meeting duly

called for the purpose, establish a funding policy and

method which satisfies the requirements of ERISA, and

shall meet annually at a stated time of the year to review

such funding policy and method. All actions taken with

respect to such funding policy and method and the reasons

therefor shall be recorded in the minutes of the meetings

of the Committee.



          8.9.4     Any person or group of persons may

serve in more than one fiduciary capacity with respect

to the Plan.



          8.9.5     Any named fiduciary under the Plan, and

any fiduciary designated by a named fiduciary pursuant to

Section 8.9.2 to whom such power is granted by a named

fiduciary under the Plan, may employ one or more persons

to render advice with regard to any responsibility such

fiduciary has under the Plan.



          8.9.6     The Board of Directors of the Company,

or any director to whom such right shall be allocated, may

appoint an investment manager or managers, as defined in

section 3(38) of ERISA, to manage (including the power

to acquire, invest and dispose of) any assets of the Plan.



          8.9.7     Except to the extent otherwise

provided by law, if any duty or responsibility of a

named fiduciary has been allocated or delegated to any

other person in accordance with any provision of this

Plan or of the Trust Agreement, then such named fiduciary

shall not be liable for an act or omission of such person

in carrying out such duty or responsibility.



     8.10     Plan Administrator.  The Company shall be

the administrator of the Plan, as defined in

section 3(16)(A) of ERISA.



     8.11     Notices and Elections.  An Employee shall

deliver to the Committee all directions, orders,

designations, notices or other communications on appropriate forms to be furnished by the Committee.  The Committee

shall also receive notices or other communications for

Participants from the Trustee and transmit them to the

Participants.  All elections which may be made by an

Employee under this Plan shall be made in a time, manner

and form determined by the Committee unless a specific

time, manner or form is set forth in the Plan.



     8.12     Taxes Payable by Trustee.  Taxes, if any,

other than transfer taxes, payable by the Trustee shall

be charged against the Tax Preferred Accounts pro rata

to the values of the cash and/or securities affected.



     8.13     Credited Service.  "Credited Service" means

for any Employee his/her Company Service Credit; provided,

however, that in any case where it will produce a result

more favorable to the Employee, an Employee's Credited

Service shall be determined in accordance with the

following provisions:



          8.13.1     Credited Service is the total of

the period of elapsed time which begins as of the date

an Employee first performs an hour of service with an

Employer or an Affiliate and, except as otherwise

provided in this Section 8.13, ends as of his/her severance

from service date, as provided in Section 8.13.2.  An "hour

of service" is each hour for which an Employee is paid, or

entitled to payment, for the performance of duties for an

Employer or an Affiliate.



          8.13.2     An Employee's severance from service

date shall be the earlier of:



               (a)     the date the Employee quits, retires,

is discharged or dies; or



               (b)     the first anniversary of the first

date of the Employee's absence for any other reason.



          8.13.3     If an Employee performs an hour of

service with an Employer or an Affiliate within twelve

months of the date he/she quits, retires, is discharged,

or is first absent for any other reason, such Employee

shall be deemed not to have severed his/her service due

to such quit, retirement, discharge or absence.  In the

case of an Employee who is absent from work for

maternity or paternity reasons, the 12-consecutive-month

period beginning on the first anniversary of the first

date of such absence shall not constitute a period of

severance.  For purposes of this paragraph, an absence

from work for maternity or paternity reasons means an

absence (1) by reason of the pregnancy of the Employee,

(2) by reason of the birth of a child of the Employee,

(3) by reason of the placement of a child with the Employee

in connection with the adoption of such child, or (4) for

the purpose of caring for such child for a period

beginning immediately following such birth or placement.



           8.13.4     Credited Service shall be the aggregate

of all an Employee's periods of Credited Service, provided

that in the case of an Employee with no vested interest in

that portion of his Accounts attributable to Company

Contributions who incurs a one-year period of severance,

his/her periods of Credited Service before and after a

period of severance will be aggregated only when:  (a) the

Employee's latest period of severance does not exceed

his/her period of Credited Service before such period of

severance; and (b) such Employee has completed one year

of Credited Service after such period of severance.



          8.13.5     A "period of severance" is the period

of time commencing on an Employee's severance from service

date and ending on the date on which the Employee again

performs an "hour of service" as defined in Section 8.13.1.



     8.14     Company Service Credit.  "Company Service

Credit" is based upon employment by the Company and by

any subsidiary of the Company, by any predecessor of such

a subsidiary and by any company acquired by the Company

or by any subsidiary of the Company.  Company Service

Credit of all new employees will be determined under

the following rules:



          8.14.1     If an Employee receives salary,

wages or commission from the Company, a subsidiary of

the Company, an Employer, or Union Carbide Corporation

without interruption, his/her Company Service Credit

begins as of the date such salary, wages or commission

is first paid to such Employee.



           8.14.2     If an Employee is laid off by the

Company or a subsidiary of the Company on account of a

reduction in force and through no fault of his/her own:

(a) if such layoff continues not more than three

consecutive years, Company Service Credit will be given

for service prior to such layoff; and (b) if such layoff

continues more than three consecutive years, no Company

Service Credit will be given for service prior to such

layoff.



          8.14.3     In case of absence caused by

temporary suspension of work (other than "layoff" as

in Section 8.14.2), Disability or absence-with-leave

which is authorized by the Company or any subsidiary of

the Company, and does not exceed three months, employment

will be considered as continuous without any reduction

for such absence.  However, in case such absence does

exceed three months, the period of absence in excess of

three months will not be considered as Company Service

Credit unless Company Service Credit is otherwise

authorized by the Company or a subsidiary of the Company

for such period.  If an employee who is thus absent

fails to return to work when able to do so, and at the

time designated by the Company or a subsidiary of the

Company, he/she will be considered as voluntarily

terminating his/her employment and his/her Company

Service Credit shall end as of the date on which

such absence commenced.



          8.14.4     In case of rehire or reinstatement

subsequent to discharge for cause or resignation at the

request of the Company, a subsidiary of the Company, or

an Employer, Company Service Credit will be given for

service only since the last date of rehire or reinstatement

by the Company, the subsidiary, or an Employer unless

Company Service Credit is otherwise authorized by the Company,

the subsidiary, or an Employer for the period prior to such

rehire or reinstatement.





 ARTICLE IX

 AMENDMENT; TERMINATION; ADOPTION AND MERGER



     9.1     Modification or Amendment of Plan.  The Company

reserves the right at any time and from time to time to amend the Plan in whole or in part; provided that, except as provided in Section 9.4 or as otherwise permitted by law, no amendment shall be made which (a) would cause or permit any part of the corpus of the Trust Fund to be diverted to purposes other

than for the exclusive benefit of Participants or their

Beneficiaries, (b) would cause or permit any portion of the

assets of the Trust Fund to revert to or become the property of any Employer or Affiliate at any time, or (c) would divest any Participant of any amount previously credited to his/her

Accounts.



     9.2     Termination of Plan or Discontinuance of

Contributions.  The Plan may be terminated by the Company at any time in the Company's sole discretion, in whole or in

part.  Notwithstanding any other provision of the Plan,

upon Complete termination of the Plan or the complete

discontinuance of contributions thereunder, 100 percent of

each Participant's Tax Preferred Account and Standard

Investment Account shall be nonforfeitable. Upon any such

termination, the Committee shall instruct the Trustee either

(a) to distribute or dispose of the net assets of the Trust

Fund (remaining after payment of or provision for all expenses of final administration and liquidation) exclusively for the benefit of all Participants (or their Beneficiaries, as the

case may be) according to their respective shares of the Trust

Fund as of the date of such termination or discontinuance, or

(b) to continue the Trust Fund with distributions to be made at the time and in the manner provided for by Article IV.  In the event of any partial termination of the Plan (within the meaning of section 411(d)(3) of the Code), 100 percent of the

Tax Preferred Account and Standard Investment Account of each

Participant affected by such partial termination shall be

nonforfeitable.



     9.3     Expenses of Termination.  In the event of the

complete or partial termination of the Plan, the expenses

incident thereto shall be a prior claim and lien upon the

assets of the Trust Fund and shall be paid or provided for

prior to the distribution of any benefits pursuant to such

termination, unless such expenses are paid by an Employer.



     9.4     Amendments Required for Qualification.  All

provisions of this Plan, and all benefits and rights granted hereunder, are subject to any amendments, modifications or

alterations which are necessary from time to time to qualify the Plan under section 401(a) of the Code or corresponding

provisions of subsequent law, to continue the Plan as so

qualified, to meet the requirements of section 40l(k) of

the Code or to comply with any other provision of law.

Accordingly, notwithstanding any other provisions of this

Plan, the Company may amend, modify or alter the Plan with

retroactive effect in any respect or manner necessary to

qualify the Plan under section 401(a) of the Code, to continue the Plan as so qualified, to meet the requirements of section

401(k) of the Code, or to comply with any other provision of law.  The Committee may also amend, modify or alter the Plan with retroactive effect in any respect or manner necessary to qualify the Plan under Code Section 401(a), to continue the

Plan as so qualified, to meet the requirements of Code

section 401(k), or to comply with any other provision of

law as long as the cost of such amendment to the Plan for

the Plan Year with respect to which such amendment is effective does not exceed two percent (2%) of the Company's Contributions for the Plan Year preceding the effective date of such amendment.



     9.5     Adoption of Plan by Employers.



          9.5.1     With the consent of the Company, any

Subsidiary may adopt the Plan and the Trust Agreement for

any of its divisions or locations as it may specify by

delivering to the Committee and the Trustee:



               9.5.1.1  a written instrument, duly executed

and acknowledged:



               (a)  adopting and assuming, jointly and
severally,

the obligations of the Company under the Plan and Trust
Agreement;



               (b)  appointing the Company and the Committee as

its agents and attorneys-in-fact for all purposes with respect to the Plan and Trust Agreement, including amending or terminating the Plan and Trust Agreement and giving or receiving notices,

instructions, directions and other communications to the Trustee;

and



               (c)  specifying the divisions or locations for

which it is adopting the Plan and Trust Agreement.



               9.5.1.2  A duly certified copy of resolutions

of the board of directors of the adopting corporation, or a

similar document from the person or persons having the power to bind the partnership or other entity, authorizing the adoption of the Plan and the Trust Agreement and approving and authorizing the execution, acknowledgment and delivery of the written

instrument described in Section 9.5.1.1; and



               9.5.1.3  a copy of a document evidencing the

Company's consent to the adoption of the Plan and the Trust

Agreement by such Subsidiary.



          9.5.2     The Company's consent to any adoption of

this Plan and Trust Agreement shall be evidenced by:  written approval and consent to such adoption by the Committee if such adoption would add fewer than 100 Eligible Employees on its

effective date; or



               9.5.2.1  A resolution of the Company's Board of

Directors approving and consenting to Such adoption if such

adoption would add 100 or more Eligible Employees on its effective date.



          9.5.3     In giving its consent to any adoption of

the Plan and Trust Agreement under Section 9.5.2, the Company or the Committee may make its consent subject to such terms

and conditions as it may prescribe.



     9.6     Discontinuance of Participation.  An Employer's

or the Company's discontinuance of its participation under

the Plan may be voluntary or involuntary, partial or

complete, as described below:



          9.6.1     Any Employer or the Company may, with

the approval of the Committee, elect, at any time, to

discontinue its participation hereunder in whole or in part

with respect to any of its divisions or locations by filing

written notice thereof with the Committee and specifying

the group or groups of Participants affected by such

election.



           9.6.2     The Plan shall discontinue as to all

Participants of any Employer or the Company which shall be

declared bankrupt or which makes any general assignment for

the benefit of creditors.



          9.6.3     The Plan shall discontinue as to

participants of any Employer or the Company in the event of

the dissolution, merger, consolidation, or sale or other

disposition of the business and assets or stock of such

Employer or the Company, unless provision is made for the

continuance of the Plan by a successor.  In the event the

Plan is discontinued pursuant to this Section 9.6.3, the

Committee shall make such current or deferred distribution

to the Participants affected by such discontinuance as it

shall deem appropriate and in accordance with Section 9.7

and the other provisions of the Plan; provided, however,

if provision is made for the continuance of the Plan by a

successor, the Committee shall, subject to Section 9.7,

direct that the portion of the Trust Fund allocable to

such Participants be transferred to a Successor qualified

plan or funding medium covering such Participants.  The

Committee, in its sole discretion, may permit the value

of such Participants' Tax Preferred Accounts to remain

in the Plan pending the completion of the dissolution,

merger, consolidation or sale or other disposition of the

business and assets of such Participants' Employer or the

Company, as the case may be, for such a period of time as

shall be designated by the Committee.



     9.7     Merger.  Subject to the provisions of this

Section 9.7, the Plan may be amended to provide for the

merger of the Plan, in whole or in part, or a transfer of

all or a part of its assets or liabilities, to any other

qualified plan within the meaning of section 401(a) or 403(a)

of the Code, including such a merger or transfer in lieu of

a distribution which might otherwise be required under the

Plan.  In the event of such a merger or consolidation of

this Plan or transfer of its assets or liabilities to any

other plan in whole or in part, each Participant shall be

entitled to a benefit immediately after the merger,

consolidation or transfer (if such other plan then terminated)

which is equal to or greater than the benefit he/she would

have been entitled to receive immediately before the

merger, consolidation or transfer (if the Plan had then

been terminated).



 ARTICLE X

 MISCELLANEOUS



     10.1     Claims Procedure.  If a claim for benefits

under this Plan is wholly or partially denied, the claimant

Shall be provided with a notice setting forth the specific

reason or reasons for the denial, specific reference to

pertinent Plan provisions on which the denial is based,

a description of any additional material or information

necessary for the claimant to perfect the claim, an

explanation of why such material or information is

necessary, and an explanation of the Plan's claim review

procedure. Within 60 days after notification of a denial

of benefits, such claimant may, upon written application,

appeal such denial to the Committee for a review.  Such

claimant (or his/her duly authorized representative) may

review pertinent documents and submit issues and comments

in writing.  Within 60 days of receipt of such written

application for review, the Committee shall make a decision

in writing, including specific reasons for the decision,

with references to the pertinent Plan provisions.  Under

special circumstances, the Committee may extend the time

for processing such a review, but a decision shall be

rendered not later than 120 days after receipt of the

request for review.  In the event that government

regulations shall impose a different standard for review,

such required standard shall be followed in lieu of the

above.



     10.2     Plan Not an Employment Contract.  Neither

the adoption of this Plan by an Employer nor any action

of any Employer, the Committee, or the Trustee under this

Plan, nor participation in this Plan or failure to

participate in this Plan by any person, shall be held or

construed to confer upon any person any legal right to

be continued as an employee of any Employer or Affiliate.

All Employees, whether or not they participate in this

Plan, shall be subject to discharge to the same extent as

they would have been if this Plan had never been adopted.



     10.3     Consent to Terms of Plan and Trust Agreement.

An Employee by becoming a Participant in this Plan consents

and agrees to all the terms and provisions of this Plan,

the Trust Agreement, and any rules and regulations adopted

by the Committee pursuant to the provisions of this Plan,

as they may each be amended from time to time.





     10.4     Transfer of Interest Not Permitted.  Except

as respects any assignment or encumbrance to secure a loan

from the Trust Fund which is made pursuant to Section 4.5,

and except as set forth in Section 10.4.1 and as otherwise

may be required by law, no person shall have any power to

assign, transfer, pledge, encumber, commute or anticipate

any interest in the Trust Fund or in any payment to be made

under the Plan, and any attempt to assign, transfer,

pledge, encumber, commute or anticipate the same shall be

void; nor shall any such interest be in any way liable for

or subject to the debts, contracts, liabilities, engagement

or torts of the person entitled to such benefit or payment

or subject to levy, garnishment, attachment, execution or

other legal or equitable process.



                10.4.1     Qualified Domestic Relations

Order. The provisions of Section 10.4 shall not be

applicable to a Qualified Domestic Relations Order and

payment of benefits shall be made in accordance with the

terms of such order.  The Committee shall promptly notify

a Participant and any Alternate Payee of the receipt of a

 Domestic Relations Order and of the Plan's procedure

for determining whether the order constitutes a

Qualified Domestic Relations Order.  Within a reasonable

period of time after the receipt of such Order, the

Committee, in accordance with such procedures as it

shall from time to time establish, shall determine

whether such order constitutes a Qualified Domestic

Relations Order and shall notify the Participant and

each Alternate Payee of such determination.  During any

period of time in which the issue of whether a Domestic

Relations Order constitutes a Qualified Domestic

Relations Order is being determined by the Committee,

by a court of competent jurisdiction, or otherwise,

the Committee shall segregate in a separate account in

the Plan or in an escrow account the amounts which would

have been payable to the Alternate Payee during such

period if the order had been determined to be a

Qualified Domestic Relations Order.  If within 18 months

such order is determined to be a Qualified Domestic

Relations Order, the Committee shall pay the segregated

amounts (plus any interest thereon) to the person or

persons entitled thereto.  If within 18 months it is

determined that such order is not a Qualified Domestic

Relations Order, or the issue as to whether such order

so qualifies is not resolved, then the Committee shall

pay the segregated amounts (plus any interest thereon)

to the person or persons who would have been entitled

to such amounts if there had been no order.  Any

determination that an order is a Qualified Domestic

Relations Order which is made after the end of the 18-month

period shall be applied prospectively only.  The Committee

may treat any Domestic Relations Order entered before

January 1, 1985, as a Qualified Domestic Relations

Order even if such order does not meet the requirements

of the preceding provisions of this Section 10.4.1.



     10.5     Obligations of Employers Limited.  The

Employers assume no obligations under this Plan except

those specifically stated in this Plan.  No person shall

have any right to participate in profits by reason of

this Plan except to the extent expressly set forth herein.

The Employers shall be under no legal obligation to make

any contributions to the Trust Fund except as expressly

provided herein.



     10.6     Separation of Invalid Provisions.  If

any provision of this Plan or the Trust Agreement is h

eld invalid, the remainder of the Plan or Trust Agreement

shall not be affected thereby.



     10.7     Payment to a Minor or Incompetent.  In the

 event that any amount is payable to a minor or other

legally incompetent person, such amount may be paid in

any of the following ways, as the Committee in its sole

discretion shall determine:



          10.7.1     to the legal representatives of

such minor or other incompetent person:



          10.7.2     directly to such minor or other

incompetent person;



          10.7.3    to a parent or guardian of such minor,

or to a custodian for such minor under the Uniform Gifts

to Minors Act (or similar statute) of any jurisdiction

or to the person with whom such minor shall reside.

Payment to such minor or incompetent person, or to such

other person as may be determined by the Committee, as

above provided, shall discharge all Employers, the

Committee, the Trustee and any insurance company or

other person or corporation making such payment

pursuant to the direction of the Committee, and none

of the foregoing shall be required to see to the

proper application of any such payment to such person

pursuant to the provisions of this Section 10.7.



     10.8     Doubt as to Right to Payment.  If at

 any time any doubt exists as to the right of any person

to any payment hereunder or as to the amount or time of

such payment (including, without limitation, any doubt

as to identity, or any case in which any notice has been

received from any other person claiming any interest in

amounts payable hereunder, or any case in which a claim

from other persons may exist by reason of community

property or similar laws), the Committee shall be

entitled:  (i) in its discretion, to direct the Trustee

(or any insurance company) to hold such sum as a

segregated amount in trust until such right or amount

or time is determined or until order of a court of

competent jurisdiction, or to pay such sum into court

in accordance with appropriate rule of law in such case

then provided, or (ii) to make payment only upon receipt

of a bond or similar indemnification (in such amount and

in such form as is satisfactory to the Committee).



     10.9     Forfeiture Upon Inability to Locate Distributee.

Notwithstanding any other provision of the Plan, in the

event that the Committee cannot locate any person to whom

a payment is due under the Plan, and no other payee has

become entitled thereto pursuant to any provision of the

Plan, the benefit in respect of which such payment is to

be made shall be forfeited at such time as the Committee

shall determine in its sole discretion (but in all events

prior to the time such benefit would otherwise escheat

under any applicable state law); provided that any benefit

so forfeited shall be restored if such person subsequently

makes a valid claim for such benefit.



     10.10     Contributions Conditioned on Deductibility.

Notwithstanding any other provision of this Plan, each

Before Tax Contribution and related Company Contribution

made by an Employer under this Plan is conditioned on

deductibility of such contribution under section 404 of

the Code.



     10.11     No Diversion of Trust Fund.  It shall be

impossible at any time for any part of the Trust Fund to

be (within the taxable year or thereafter) used for or

diverted to purposes other than for the exclusive benefit

of Participants and their Beneficiaries (including the

payment of the expenses of the administration of the Plan

and of the Trust); provided that:



          10.11.1   A contribution that is made by an

Employer by a mistake of fact shall be returned to such

Employer upon its request within one year after the

payment of the contribution; or



         10.11.2   A contribution that is conditioned

upon its deductibility under section 404 of the Code

shall be returned to the contributing Employer upon its

request, to the extent that the contribution is

disallowed as a deduction, within one year after

such disallowance; or



         10.11.3   A contribution that is conditioned on

qualification of the Plan under section 401 of the Code

shall, if the Plan does not so qualify, be returned to

the contributing Employer within one year after the date

of denial of qualification of the Plan. Subject to

Article IX, the Trust shall continue for such time

as may be necessary to accomplish the purpose for

which it is created.



     10.12     Usage.  Whenever applicable the masculine

gender, when used in the Plan, shall include the feminine

and neuter genders, and the singular shall include the

plural.



     10.13     Governing Law.  The Plan shall be governed

by, construed and administered under the law of the State

of Delaware without regard to the principles of conflict

of laws, to the extent not preempted by federal law.



     10.14     Captions.  The captions contained herein

are inserted only as a matter of convenience and for

reference and in no way define, limit, enlarge or describe

the scope or intent of the Plan and in no way shall affect

the Plan or the construction of any provision thereof.



     IN WITNESS WHEREOF, and as evidence of the restatement

of this Plan, the Company has caused this instrument to be

signed by its duly authorized officer and its corporate s

eal to be hereunto affixed and attested as of this

1st day of January, 1997.



                    FIRST BRANDS CORPORATION



 [SEAL]      By:       /s/  R. F. Dainton

                         VP-Human Resources





ATTEST:



/s/  [                            ]

                   (Title)